                                                                    EXHIBIT 10.1



                                 LEASE AGREEMENT


Landlord:   TOWNSEND PROPERTY TRUST LIMITED
            PARTNERSHIP, DOING BUSINESS IN NEW JERSEY AS
            TPT LIMITED PARTNERSHIP

Tenant:     LEXICON PHARMACEUTICALS (NEW JERSEY), INC.


Premises:   350 CARTER ROAD, PRINCETON, NEW JERSEY

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1.       PREMISES.................................................................................................1

2.       TERM.....................................................................................................4

3.       RENT; UTILITIES; OPERATING EXPENSES......................................................................6

4.       LANDLORD'S WORK; CONDITION OF PREMISES..................................................................16

5.       TENANT'S WORK...........................................................................................18

6.       USE.....................................................................................................21

7.       TENANT'S CARE OF THE PREMISES...........................................................................21

8.       LANDLORD'S MAINTENANCE OBLIGATIONS......................................................................23

9.       DESTRUCTION OR DAMAGE TO PREMISES.......................................................................24

10.      DEFAULT; REMEDIES.......................................................................................25

11.      ASSIGNMENT AND SUBLETTING...............................................................................30

12.      CONDEMNATION............................................................................................31

13.      RIGHT TO ENTER..........................................................................................31

14.      SUBORDINATION AND NON-DISTURBANCE.......................................................................32

15.      INDEMNIFICATION AND HOLD HARMLESS.......................................................................32

16.      INSURANCE...............................................................................................33

17.      ENTIRE AGREEMENT - NO WAIVER............................................................................36

18.      HOLDING OVER............................................................................................36

19.      HEADINGS................................................................................................36

20.      NOTICES.................................................................................................36

21.      HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES................................................................37

22.      ATTORNEYS' FEES.........................................................................................37

23.      LATE PAYMENTS...........................................................................................37

24.      ESTOPPEL CERTIFICATE....................................................................................37

25.      SEVERABILITY AND INTERPRETATION.........................................................................38

26.      MULTIPLE TENANTS........................................................................................38

27.      FORCE MAJEURE...........................................................................................38

28.      QUIET ENJOYMENT.........................................................................................38

29.      BROKERAGE COMMISSION; INDEMNITY.........................................................................39

30.      EXCULPATION OF LANDLORD.................................................................................39

31.      ORIGINAL INSTRUMENT.....................................................................................39

32.      NEW JERSEY LAW..........................................................................................39

33.      NO RECORDATION OF LEASE.................................................................................39

34.      HAZARDOUS WASTES/ENVIRONMENTAL COMPLIANCE...............................................................40

35.      LEASE BINDING UPON DELIVERY; NO OPTION..................................................................42

36.      SECURITY DEPOSIT........................................................................................43

37.      TRAFFIC MANAGEMENT PLAN.................................................................................44

38.      AUTHORITY...............................................................................................44

39.      PURCHASE OPTION.........................................................................................44

40.      RIGHT OF FIRST REFUSAL TO PURCHASE THE PREMISES.........................................................46

41.      SIGNAGE.................................................................................................47

42.      EXPANSION...............................................................................................48

43.      GOVERNMENTAL INCENTIVES.................................................................................49

44.      LANDLORD'S SUBORDINATION................................................................................50

45.      NO CONSEQUENTIAL DAMAGES................................................................................50

46.      SURVIVAL................................................................................................50

47.      CONFIDENTIALITY AGREEMENT...............................................................................50

EXHIBIT A   -   LEGAL DESCRIPTION OF CAMPUS
EXHIBIT B   -   PLAN SHOWING PREMISES AND EAST SIDE OF CAMPUS
EXHIBIT C   -   LANDLORD'S WORK
EXHIBIT D   -   ADJUSTED RENTAL RATES
EXHIBIT E   -   IRREVOCABLE LETTER OF CREDIT
EXHIBIT F   -   OPTION PURCHASE PRICE
EXHIBIT G   -   ENVIRONMENTAL INSURANCE SPECIMEN POLICY
EXHIBIT H   -   TRAFFIC MANAGEMENT PLAN
EXHIBIT I   -   SECURED AREAS
EXHIBIT J   -   FORM OF LEASE TERMINATION
EXHIBIT K   -   FORM OF OPTION TERMINATION

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease"), made as of this 23rd day of May, 2002, by and between TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership, doing business in New Jersey as TPT LIMITED PARTNERSHIP ("Landlord"), which has as its address for all purposes hereunder as follows:

                                    210 West Pennsylvania Avenue
                                    Suite 700
                                    Towson, Maryland  21204

and LEXICON PHARMACEUTICALS (NEW JERSEY), INC. ("Tenant"), a Delaware corporation, which has as its address, prior to the Commencement Date (as hereinafter defined):

                                    279 Princeton-Hightstown Road
                                    East Windsor, New Jersey 08520

and after the Commencement Date:

                                    350 Carter Road
                                    Princeton, New Jersey  08540.

                                   WITNESSETH:

     WHEREAS, Landlord is the owner of a parcel of land in Hopewell, New Jersey, more particularly described in Exhibit A attached hereto, with the buildings and other improvements thereon (the "Campus"); and

     WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, a portion of the land within the Campus with the building and other improvements thereon, all as more particularly set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

         1. PREMISES

              (a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the Premises (as hereinafter defined). The "Premises" consists of: (i) that portion of the Campus containing the approximately 19 acre parcel of land shown as Lot 14.03 (the "Land") on the Major Subdivision Map prepared by Schoor DePalma dated September 13, 2001 (last revised February 12, 2002) (the "Subdivision Plan") a copy of which is attached hereto as Exhibit B, (ii) the building containing 76,000 rentable square feet ("RSF") located thereon known as 350 Carter Road, Hopewell, New Jersey (the "Building"), (iii) any utility facilities or lines located on the Land and serving exclusively the Building, (iv) the driveways, walkways, parking areas and related improvements now located on the Land, and (v) the right to use any appurtenances, rights, privileges and easements, if any, benefiting the Land or Building except to the extent limited by the terms of this Lease. Landlord and Tenant hereby agree that the Building contains 76,000 RSF. The phrase "east side of the Campus" as used herein shall refer to that portion of the Campus, consisting of approximately 190.414 acres of land (being Block 40, Lot 14 of Hopewell Township, Mercer County) and the improvements thereon, located on the east side of Carter Road and shown on Exhibit B.

              (b) Landlord hereby specifically reserves the right to construct additional improvements on any portion of the Campus, outside of the Premises. No easement for light, air or view is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect Tenant's liability or obligations under this Lease.

              (c) (i) Tenant shall have the exclusive right to use the existing parking lot located on the east side of the Campus in the location shown on Exhibit B attached hereto (the "Parking Lot"), the use of which shall be included in the Annual Base Rental hereunder. Tenant shall, at its sole cost and expense, maintain the Parking Lot in good order and condition and in accordance with Laws (as hereinafter defined), repaving and restriping the Parking Lot as necessary. Tenant's use of the Parking Lot shall be in accordance with all Laws and in accordance with the terms of this Lease.

                  (ii) Landlord reserves the right to increase the size of the Parking Lot to add additional parking spaces, and, if Landlord elects, to reconfigure the Parking Lot in connection therewith, provided that in the event Landlord elects to increase the size of and/or reconfigure the Parking Lot, upon completion of such expansion (and reconfiguration, if any), (A) Landlord, its tenants and other occupants of the Campus may use such additional parking spaces beyond the 230 parking spaces reserved to Tenant for parking, (B) Tenant's 230 parking spaces shall be delineated in a self-contained portion of the Parking Lot and not be further away from the Premises than such spaces were prior to such expansion (and reconfiguration, if any), and (C) Landlord shall assume the operation, repair and maintenance of the Parking Lot and Tenant shall pay its Parking Lot Proportionate Share of the Parking Lot Operating Expenses in accordance with the terms of Paragraph 3(g) of this Lease.

                  (iii) Landlord retains the right to construct a parking lot on the portion of the Land north of the Building which lot shall contain not less than 230 spaces for the sole use of the Tenant (the "Replacement Lot"). Upon completion of the Replacement Lot, Tenant shall have no further right to use the Parking Lot. Tenant shall, at Tenant's sole expense, operate, maintain and repair the Replacement Lot, repaving and restriping the Replacement Lot as necessary. Tenant's use of the Parking Lot shall be in accordance with all Laws and in accordance with the terms of this Lease.

              (d) (i) Landlord specifically reserves the right to sell or ground lease all or any portion of the Campus, including the Land, without the consent of Tenant. Any sale or ground lease of the Premises shall be subject to the terms and conditions of this Lease, and the provisions of this Lease shall bind and inure to the benefit of such purchaser or ground lessee, and upon such sale or ground lease, Landlord shall be released from all obligations hereunder arising after the date of such sale or ground lease, provided, that, in connection with any such sale or ground lease, Landlord shall provide that necessary documentation reasonably acceptable to Tenant is executed by and between Landlord and such grantee or ground lessee reflecting the terms of this Section.

                  (ii) If, during the term of this Lease and before Final Approval (as hereinafter defined) has been received for the subdivision of the Land from the balance of the east side of the Campus in accordance with Paragraph 1(e) of this Lease, the balance of the east side of the Campus (or portions thereof containing the Parking Lot or Utility Facilities) are ground leased separately from the Land, then (A) the ground lessee of the portion of the east side of the Campus containing the Parking Lot shall be subject to and benefited by the provisions of Paragraphs 1(c) and 3(g) of this Lease and Tenant shall perform its obligations under said Paragraphs for the benefit of said ground lessee; and (B) the ground lessee of any portion of the east side of the Campus including any of the Utility Facilities shall be subject to and benefited by the provisions of Paragraph 3(f) and Tenant shall perform its obligations under said Paragraph for the benefit of said ground lessee, and Landlord shall provide that necessary documentation, reasonably acceptable to Tenant, is executed by and between Landlord and such ground lessee reflecting the terms of
(A) and (B) set forth above.

                  (iii) If, during the term of this Lease and after Final Approval has been received for the subdivision of the Land from the balance of the east side of the Campus in accordance with Paragraph 1(e) of this Lease, the Premises or the balance of the east side of the Campus are sold or ground leased separately from the other, then, upon the effectiveness of such sale or ground lease, the parties shall execute and record an easement agreement reasonably acceptable to the parties and Tenant providing for, inter alia, (A) access to the Premises and the east side of the Campus from Carter Road, (B) to the extent the Premises are not served by public utilities, the provision of utility service to the Premises from the Utility Facilities, the operation, repair and maintenance of the Utility Facilities, and the allocation of the costs associated therewith, and (C) if the Parking Lot or the Replacement Lot is not located on the Premises, the use of the Parking Lot, the maintenance and repair of the Parking Lot and the costs associated therewith. The provisions of said easement agreement shall (I) bind the Premises and the balance of the east side of the Campus, (II) with respect to provisions relating to the Utility Facilities (the "Utility Easement"), be consistent with this subsection (iii) and Paragraph 3(f) of this Lease so that Tenant has the same rights and benefits and obligations provided hereunder (and no additional obligations or expenses) related thereto, and (III) with respect to provisions relating to the Parking Lot (the "Parking Easement"), be consistent with the provisions of Paragraphs 1(c) and 3(g) of this Lease so that Tenant has the same rights and benefits and obligations provided hereunder (and no additional obligations or expenses) related thereto.

              (e) (i) Landlord agrees to proceed in good faith and using commercially reasonable efforts to subdivide the Land from the balance of the east side of the Campus in accordance with the Subdivision Plan. Tenant agrees that Landlord may make minor adjustments to the size and configuration of the Land without Tenant's consent in connection with obtaining such subdivision approval, and the definition of "Land" and "Premises" hereunder shall be deemed revised based on the version of the Subdivision Plan that receives Final Approval (as hereinafter defined). Landlord may make any adjustments to other lots on the subdivision and not affecting the Land without Tenant's consent.

                  (ii) If, as of the last day of the first Lease Year or earlier if Landlord elects, the Subdivision Plan has not received Final Approval, Tenant shall have the right, at any time prior to Final Approval and prior to the commencement of the Third Lease Year, to file a separate subdivision plan solely for the subdivision of the Land from the balance of the east side of the Campus (unless otherwise mutually agreed by Landlord and Tenant). If, after Tenant's subdivision plan is filed and prior to the receipt of Final Approval of Tenant's subdivision plan Landlord receives Final Approval of Landlord's Subdivision Plan, Tenant shall promptly withdraw Tenant's subdivision plan from consideration by Hopewell Township. For the purposes of this Paragraph, "Final Approval" shall mean that all required governmental approvals of the Subdivision Plan have been granted and all appeal periods associated therewith have expired without appeal being filed (or, if an appeal is filed, upon the full and final determination of such appeal).

          2. TERM

              (a) The term of this Lease (the "Term") shall commence, subject to Paragraph 4 hereof, on the date (the "Commencement Date") that is the earlier of
(i) the date Landlord's Work (as defined in Paragraph 4 hereof) is substantially complete (in accordance with Paragraph 4 hereof), or (ii) the date Tenant commences a Permitted Use from all or any portion of the Premises; and shall expire at 11:59 P.M. on the last day of the tenth (10th) Lease Year (defined below) subject to extension as provided in Paragraph 5(h) below (the "Expiration Date") unless earlier terminated in accordance with the terms hereof. This Lease and all of terms hereof shall be effective and enforceable between Landlord and Tenant upon its execution and delivery. If the Term of this Lease is extended, then the Expiration Date shall be the last day of the Term as extended and Term shall mean the Term including such extension. Upon the request of either party, the parties shall execute an agreement in form and substance reasonably acceptable to the parties confirming the actual Commencement Date.

              (b) "Lease Year" shall mean (i) each and every consecutive twelve
(12) month period during the Term or (ii) in the event of Lease expiration or termination, the period between the last complete Lease Year and said expiration or termination. Notwithstanding the foregoing, the first (1st) Lease Year shall commence on the Commencement Date and end on the last day of the calendar month in which the first (1st) anniversary of the Commencement Date falls. Subsequent Lease Years shall be the consecutive twelve (12) months periods following the first (1st) Lease Year.

              (c) (i) Tenant shall have the option to extend this Lease for an additional term of five (5) years (the "First Extension Term") by giving Landlord written notice (the "First Option Notice") at least twelve (12) calendar months prior to the Expiration Date. If Tenant fails to deliver to Landlord the First Option Notice on or before the date that is twelve (12) calendar months prior to the Expiration Date for the initial Term, time being of the essence hereunder, the option to extend this Lease for the First Extension Term shall terminate and be of no further force and effect and Tenant shall have no further right to extend or renew this Lease. In addition, if there exists an Event of Default by Tenant under this Lease at the time of Tenant's First Option Notice or on the First Extension Term Commencement Date, then Landlord may, at its sole option, void Tenant's exercise of its option to extend the Term as set forth in this Subparagraph 2(c)(i) by sending written notice thereof to Tenant. The First Extension Term shall be on all of the same terms and conditions as set forth in this Lease, except that (A) the First Extension Term shall commence on the day after the Expiration Date (the "First Extension Term Commencement Date") and shall expire on the day prior to the fifth (5th) anniversary of the First Extension Term Commencement Date (the "First Extension Term Expiration Date"); and (B) the Base Rental for the First Extension Term shall be ninety-five percent (95%) of the Fair Market Rent (defined below).

                  (ii) Provided that Tenant has exercised its option for the First Extension Term, Tenant shall have the option to extend this Lease for an additional term of five (5) years (the "Second Extension Term") by giving Landlord written notice (the "Second Option Notice") at least twelve (12) calendar months prior to the First Extension Term Expiration Date. If Tenant fails to deliver to Landlord the Second Option Notice on or before the date that is one twelve (12) calendar months prior to the First Extension Term Expiration Date, time being of the essence hereunder, the option to extend this Lease for the Second Extension Term shall terminate and be of no further force and effect and Tenant shall have no further right to extend or renew this Lease. In addition, if there exists an Event of Default by Tenant under this Lease at the time of Tenant's Second Option Notice or on the Second Extension Term Commencement Date, then Landlord may, at its sole option, void Tenant's exercise of its option to extend the Term as set forth in this Subparagraph 2(c)(ii) by sending written notice thereof to Tenant. The Second Extension Term shall be on all of the same terms and conditions as set forth in this Lease, except that (A) the Second Extension Term shall commence on the day after the First Extension Term Expiration Date (the "Second Extension Term Commencement Date") and shall expire on the day prior to the fifth (5th) anniversary of the Second Extension Term Commencement Date (the "Second Extension Term Expiration Date"); and (B) the Base Rental for the Second Extension Term shall be ninety-five percent (95%) of the Fair Market Rent (defined below).

                  (iii) (A) "Fair Market Rent" shall be determined as follows:
Within thirty (30) days after Landlord receives Tenant's First or Second Option Notice (as the case may be), Landlord shall furnish to Tenant a notice in writing ("Landlord's Notice") stating what Landlord perceives to be Fair Market Rent on a "triple net" basis for the First or Second Extension Term, as the case may be, effective as of the First or Second Extension Term Commencement Date, as the case may be. If the Tenant disagrees with the estimate of Fair Market Rent submitted by Landlord with Landlord's Notice, then within fifteen (15) business days after receipt of Landlord's Notice, Tenant shall have the right to submit to Landlord an appraisal by a licensed commercial real estate appraiser (with an MAI designation) of Fair Market Rent for the extension term in question effective as of the commencement date of the extension term in question. If Tenant fails to submit such appraisal within such fifteen (15) business day period, then Landlord's estimate of Fair Market Rent contained in Landlord's Notice shall be Fair Market Rent for the extension term in question. If Tenant submits an appraisal to Landlord within such fifteen (15) business day period, and Landlord disagrees with such appraisal, Landlord shall have the right to submit to Tenant an appraisal by a licensed commercial real estate appraiser (with an MAI designation) of Fair Market Rent for the extension term in question effective as of the commencement date of the extension term in question. If Landlord fails to submit such an appraisal within such fifteen (15) business day period, then the appraisal submitted by Tenant to Landlord shall be deemed to be Fair Market Rent for the extension term in question. If both Landlord and Tenant submit differing appraisals, and if the higher estimate is equal to or less than 105% of the lower estimate, the Fair Market Rent shall be established as the average of the two appraisals. If not, the two appraisers acting on behalf of Landlord and Tenant shall, within fifteen (15) days after Tenant's appraisal has been submitted, jointly appoint a third licensed commercial real estate appraiser (with an MAI designation) (the "Referee"). If the two appraisers are unable to agree upon the selection of a

Referee, then the Referee shall be selected within ten (10) days thereafter by an arbitrator pursuant to the rules of the American Arbitration Association.

                        (B) The Referee shall, within fifteen (15) business days after appointment, render his decision which decision shall be strictly limited to choosing one of the two determinations made by the two appraisers chosen by Landlord and Tenant with respect to Fair Market Rent. The decision of the Referee shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay for their own appraisal, and the cost of the Referee shall be shared equally by Landlord and Tenant. In determining Fair Market Rent, the appraisers shall each take into account the following: (I) the amount of space and length of term taken by the Tenant; (II) the credit worthiness and quality of Tenant;
(III) the amenities offered at the Premises; (IV) any special or unusual features of the Premises as it relates to Tenant's business; and (V) rent in comparable buildings in the Building's market area. In determining Fair Market Rent, the appraisers shall exclude from consideration alterations performed by Tenant, at its expense, subsequent to the Commencement Date.

                  (iv) Time is of the essence with respect to all aspects of this Paragraph 2(c).

        3. RENT; UTILITIES; OPERATING EXPENSES

              (a) Tenant shall pay to Landlord at the address of Landlord indicated herein, or at such other place as Landlord may designate in writing, without demand, deduction or setoff, annual base rental ("Base Rental") as set forth below in monthly installments ("Monthly Base Rental") as set forth below:


Lease Month               Annual Base Rent         Rent P.S.F.          Monthly Base Rent         Sq. Ft. Rent Paid
-----------               ----------------         -----------          -----------------         -----------------
1                          $     -                    $  -                $      -                     51,032
2                          $1,097,188.00              $21.50              $  91,432.33                 51,032
3-7                        $1,155,242.55              $22.64              $  96,270.21                 51,032
7-12                       $1,720,458.41              $22.64               $143,371.53                 76,000
13-36                      $1,720,458.41              $22.64               $143,371.53                 76,000
37-72                      $1,834,458.41              $24.14               $152,871.53                 76,000
73-108                     $1,956,058.41              $25.74               $163,004.87                 76,000
109-120                    $2,085,258.41              $27.44               $173,771.53                 76,000


Tenant shall pay upon execution of this Lease the Monthly Base Rental for the second full calendar month of the first Lease year. If the Commencement Date is other than the first day of the month, Tenant shall pay on the Commencement Date the pro rated Base Rental for such partial month. Thereafter, Base Rental shall be payable monthly in the Monthly Base Rental amounts in advance commencing on the first day of the third full calendar month of the first Lease Year and continuing on the first (1st) day of each calendar month thereafter during the Term. The term "Rent", as used herein, shall mean Base Rental, and any additional amounts or charges payable by Tenant hereunder ("Additional Rent").

              (b) Should the Commencement Date occur other than on the first
(1st) day or terminate at any time other than the last day of a calendar month, the amount of Base Rental and Additional Rent due from Tenant shall be proportionately adjusted based on the remaining portion of the month.

              (c) This is a "net" lease. Tenant's rent payments shall be completely net to Landlord so that this Lease yields to Landlord the net annual Base Rental and Tenant shall pay all Base Rental, Additional Rent and costs of every kind relating to the Premises without setoff, deduction, counterclaim or abatement, except for an abatement of Rent pursuant the applicable provisions of this Lease.

              (d) Tenant shall pay directly to the party entitled to such payment as Additional Rent all costs and expenses of every kind and nature in operating, equipping, lighting, heating, cooling, cleaning, maintaining, repairing and replacing the Premises to the full extent of Tenant's obligations specifically set forth hereunder, and all premiums for insurance (including, without limitation, casualty and general liability coverages) relating to the Premises as provided herein.

              (e) Tenant shall pay to Landlord, as Additional Rent hereunder, the premiums for the fire and casualty insurance maintained by Landlord as provided herein with respect to the Premises, within thirty (30) days of receipt of an invoice therefor from Landlord.

              (f) (i) Tenant shall contract with and pay directly to the appropriate utility supplier for the utilities serving the Premises. Notwithstanding the foregoing to the contrary, Landlord currently supplies the Premises with electricity, well water and septic sewerage from facilities currently owned by Landlord located within the Campus and consisting of a waste treatment plant, two (2) domestic drinking wells (currently, Landlord is producing well water from two (2) wells denoted as Well 1 and Well 3 on Figure 3-3, "Monitoring Well Locations", prepared by Langan Engineering and Environmental Services, Inc., dated March 28, 2001), a primary electrical substation and a secondary electrical substation and, with respect to each such facility, the related equipment, pipes, lines and structural supports (collectively, the "Utility Facilities"). Tenant may, at Tenant's sole cost and expense, obtain electricity, water and sewer service for the Premises directly from public or private utility providers, provided, however, Landlord shall be responsible for Tenant's reasonable, out-of-pocket cost and expense of obtaining public electric, water and sewer service (to the extent such public service is actually obtained by Tenant) if the provision of such services using the Utility Facilities is subject to disruption or interference that materially affects Tenant's use of the Premises (as reasonably determined by a third party mutually agreed upon by Landlord and Tenant). In the event Landlord is required by applicable Law to extend public water and/or sewer to the east side of the Campus, Landlord shall, at Landlord's expense, bring a water and/or sewer line to the east side of the Campus along Carter Road and Tenant, at Tenant's sole cost and expense, shall tie-in to such line.

                  (ii) Until such time as such utilities are provided directly to Tenant by the local utility or municipality or a private utility company, Landlord agrees to operate, maintain, repair and replace the Utility Facilities in compliance with applicable Laws and to provide to the Building (in compliance with all applicable Laws):

                        (A) well water for drinking, bathroom, laboratory, HVAC and fire suppression system use,

                        (B) electrical service of not less than 19.0 watts per square foot, and

                        (C) septic sewer capacity in accordance with the permits for the waste treatment plant.

                  (iii) Landlord (or the then-current owner of the facilities) may charge Tenant for such utilities as follows:

                        (A) with respect to septic sewerage, Tenant's proportionate share of the reasonable out-of-pocket cost (without mark-up) of maintaining the Utility Facilities related to septic sewerage serving the Premises, including but not limited to the waste treatment plant and related equipment, pipes, lines and structural supports, and the fee of the manager of the waste treatment plant, calculated based on the RSF of the Building (76,000
RSF) compared to the total RSF of buildings served by the sewage treatment facilities (currently 315,500 RSF, accordingly, the Tenant's initial proportionate share for maintenance of the sewage treatment facilities is 24.09%). Notwithstanding the foregoing, at any time during the Term of this Lease that 85% or more of the RSF of the buildings on the Campus served by the sewage treatment facilities are occupied, Landlord may elect to require Tenant to pay for Tenant's proportionate share of the cost outlined above regarding septic sewage usage based on Tenant's usage (determined by a water submeter) compared to usage of all other occupants served by the sewage treatment facilities;

                        (B) with respect to well water, Tenant shall pay Tenant's proportionate share of the reasonable out-of-pocket cost (without mark-up) of maintaining the Utility Facilities related to well water serving the Premises, including, but not limited to, the domestic drinking wells, and related equipment, pipes, pumps, lines and structural supports, calculated based on the RSF of the Building (76,000 RSF) compared to the total RSF of buildings served by the domestic drinking wells (currently 315,500 RSF, accordingly, the Tenant's initial proportionate share for maintenance of the domestic drinking wells is 24.09%); and

                        (C) with respect to electricity, Tenant shall pay for the electricity consumed by Tenant as determined by a submeter to be installed by Landlord at the same rates as paid by Landlord for such electricity (which amount shall be paid monthly in arrears); plus Tenant's proportionate share of the reasonable out-of-pocket cost (without mark-up) of maintaining the Utility Facilities related to electricity serving the Premises, including, but not limited to: (I) the primary substation and related equipment, pipes, lines and structural supports, calculated based on the RSF of the Building (76,000 RSF) compared to the total RSF of buildings served by the primary substation (currently 315,500 RSF, accordingly, the Tenant's initial proportionate share for maintenance of the primary substation is 24.09%); and (II) the secondary substation and related equipment, pipes, lines and structural supports, based on the RSF of the Building (76,000 RSF) compared to the total RSF of buildings on the east side of the Campus served by the secondary substation (at this time, only the Building is served by the secondary substation; accordingly, the Tenant's initial proportionate share of the cost of maintaining the secondary substation is 100%).

                  (iv) The Additional Rent with respect to Tenant's proportionate share of maintaining the Utility Facilities payable under Subparagraph 3(f)(iii) shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant from Landlord of a statement thereof itemized in reasonable detail. Tenant's share of annual costs of operating and maintaining the Utility Facilities for each expense year (which shall mean the partial calendar year commencing on the Commencement Date and ending on December 31 of such year, each full calendar year during the Term thereafter, and the partial calendar year (if any) in which the Term hereof expires) and Tenant shall pay such estimated monthly amount on the first day of each month during such expense year concurrently with the monthly Base Rental payment. If Landlord elects to require Tenant to make monthly estimated payments, within ninety (90) days after the end of each expense year, Landlord will render an annual statement itemized in reasonable detail, setting forth the actual cost of operating and maintaining the Utility Facilities for such expense year. Landlord shall refund any overcharge to Tenant at the time such statement is delivered to Tenant, provided that Tenant has not received notice of an event of default hereunder (provided that upon curing such event of default within the applicable grace period, Tenant shall be entitled to such refund within thirty (30) days of such cure). Any such amount due from Tenant to Landlord shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord's statement. The obligations of Landlord and Tenant with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term relating to the actual costs incurred by Landlord up to such expiration or sooner termination of the Term. Landlord agrees to maintain complete records of all costs reimbursable by Tenant under the terms of this Lease. All such records shall be maintained in accordance with generally accepted accounting practices consistently applied and shall be retained for a period of one (1) year following the date Tenant receives Landlord's statement. Tenant and Tenant's agents shall have the right, subject to the terms of this Paragraph, to audit Landlord's records relating to the costs of maintaining the Utility Facilities covered by Landlord's statement, provided that such right shall not postpone or delay Tenant's obligations to pay any amounts due to Landlord as set forth in Landlord's statement nor any ongoing payments of Rent, and further provided that any such audit must be made within one (1) year of the date Tenant receives Landlord's statement. Within forty-five
(45) days after conducting its audit, Tenant shall submit a written report to Landlord describing the results of its audit. If Tenant's audit report concludes that Landlord undercharged Tenant for its proportionate share of the costs of maintaining the Utility Facilities, Tenant shall pay any amounts owed to Landlord, with interest thereon at the rate of one percent (1%) per month from the date such underpayment was due, to Landlord. If Tenant's audit report concludes Landlord overcharged Tenant for Tenant's proportionate share of the costs of maintaining the Utility Facilities, Landlord shall, within ten (10) business days of receipt of Tenant's report, either (A) pay the amount owed with interest thereon at the rate of one percent (1%) per month from the date such overpayment was made, plus the reasonable, out-of-pocket cost of Tenant's audit if the overcharge exceeds five percent (5%) of the amount actually due, or (B) elect to submit the matter to binding determination. In the event Landlord elects to submit the matter to binding determination, Landlord and Tenant shall jointly select a third party who shall review Tenant's audit report and Landlord's records to which Tenant's audit report relates. The third party shall render a decision within thirty (30) days of being appointed, which decision shall be limited to selecting either Tenant's audit report or Landlord's determination. The decision of the third party shall be binding upon the parties. The losing party shall pay the expenses of the third party. Landlord shall be responsible to pay all of the reasonable out-of-pocket costs of Tenant's audit in the event that the audit or the selected third party, as applicable, concludes the amount of any overcharge to Tenant is five percent (5%) or greater of the amount actually due. Tenant shall be responsible for all other costs and expenses of the audit incurred by Tenant.

              (g) (i) If Landlord assumes the operating and maintenance responsibilities for the Parking Lot as set forth in Subparagraph 1(c)(ii) above, then Tenant shall pay to Landlord, as Additional Rent, Tenant's Parking Lot Proportionate Share (as defined below) of the Parking Lot Operating Expenses (defined below) for each Expense Year (as defined below).

                  (ii) Landlord shall advise Tenant in writing of Tenant's estimated Parking Lot Proportionate Share of the total Parking Lot Operating Expenses for the upcoming Expense Year, along with the estimated monthly amount based on the number of months in such Expense Year. Tenant shall pay such estimated monthly amount on the first day of each month during such Expense Year concurrently with the Monthly Base Rental payment. Within ninety (90) days after the close of each Expense Year, Landlord shall deliver to Tenant an itemized statement ("Landlord's Parking Lot Statement") showing in reasonable detail the
(A) actual Parking Lot Operating Expenses for such Expense Year broken down by component expenses; (B) Tenant's Parking Lot Proportionate Share of such Parking Lot Operating Expenses; (C) the amount paid by Tenant during the Expense Year towards the Parking Lot Operating Expenses; and (D) the amount Tenant owes to Landlord, or the amount of the refund Landlord owes to Tenant. Any amount due from Landlord to Tenant under this Paragraph 3(g) shall be refunded by Landlord to Tenant at the time such Landlord's Parking Lot Statement is delivered to Tenant, provided that Tenant has not received notice of an event of default hereunder (provided that upon curing such event of default within the applicable grace period, Tenant shall be entitled to such refund within thirty (30) days of such cure). Any such amount due from Tenant to Landlord shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord's Parking Lot Statement. The obligations of Landlord and Tenant with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term relating to the actual costs incurred by Landlord up to such expiration or sooner termination of the Term. Landlord agrees to maintain complete records of all costs reimbursable by Tenant under the terms of this Lease. All such records shall be maintained in accordance with generally accepted accounting practices consistently applied and shall be retained for a period of one (1) year following the date Tenant receives Landlord's Parking Lot Statement. Tenant and Tenant's agents shall have the right, subject to the terms of this Paragraph, to audit Landlord's records relating to the Parking Lot Operating Expenses covered by a Landlord's Parking Lot Statement, provided that such right shall not postpone or delay Tenant's obligations to pay any amounts due to Landlord as set forth in Landlord's Parking Lot Statement nor any ongoing payments of Rent, and further provided that any such audit must be made within one (1) year of the date Tenant receives Landlord's Parking Lot Statement. Within forty-five (45) days after conducting its audit, Tenant shall submit a written report to Landlord describing the results of its audit. If Tenant's audit report concludes that Landlord undercharged Tenant for its Parking Lot Proportionate Share of Parking Lot Operating Expenses, Tenant shall pay any amounts owed to Landlord, with interest thereon at the rate of one percent (1%) per month from the date such underpayment was due, to Landlord. If Tenant's audit report concludes Landlord overcharged

Tenant for Tenant's Parking Lot Proportionate Share of Parking Lot Operating Expenses, Landlord shall, within ten (10) business days of receipt of Tenant's report, either (I) pay the amount owed with interest thereon at the rate of one percent (1%) per month from the date such overpayment was made, plus the reasonable, out-of-pocket cost of Tenant's audit if the overcharge exceeds five percent (5%) of the amount actually due, or (II) elect to submit the matter to binding determination. In the event Landlord elects to submit the matter to binding determination, Landlord and Tenant shall jointly select a third party who shall review Tenant's audit report and Landlord's records to which Tenant's audit report relates. The third party shall render a decision within thirty (30) days of being appointed, which decision shall be limited to selecting either Tenant's audit report or Landlord's determination. The decision of the third party shall be binding upon the parties. The losing party shall pay the expenses of the third party. Landlord shall be responsible to pay all of the reasonable out-of-pocket costs of Tenant's audit in the event that the audit or the selected third party, as applicable, concludes the amount of any overcharge to Tenant is five percent (5%) or greater of the amount actually due. Tenant shall be responsible for all other costs and expenses of the audit incurred by Tenant.

                  (iii) For purposes of this Paragraph, the following definitions shall apply:

                        (A) "Landlord's Parking Lot Statement" shall mean a statement furnished by Landlord to Tenant containing a computation or information relating to Parking Lot Operating Expenses asserted by Landlord to be due pursuant to the provisions of this Lease.

                        (B) "Tenant's Parking Lot Proportionate Share" shall be a fraction, the numerator of which is 230 and the denominator of which is the total number of parking spaces in the Parking Lot.

                        (C) "Parking Lot Operating Expenses" shall mean all reasonable costs and expenses (including taxes and insurance thereon) paid by or on behalf of Landlord in respect of the operation, cleaning, repair, safety, management, security and maintenance (including resurfacing and restriping) of the Parking Lot.

                        (D) "Expense Year" shall mean the partial calendar year commencing on the Commencement Date and ending on December 31 of such year, each full calendar year during the Term thereafter, and the partial calendar year (if any) in which the Term hereof expires.

              (h) (i) Until such time as the Premises are subdivided from the balance of the east side of the Campus and the real estate taxes are separately assessed for the Land and Building, Tenant shall pay to Landlord as Additional Rent Tenant's Tax Share for each Tax Year (defined below).

                  (ii) Landlord shall advise Tenant in writing of Tenant's estimated Tax Share for the upcoming Tax Year, along with the estimated monthly amount based on the number of months in such Tax Year. Tenant shall pay such estimated monthly amount on the first day of each month during such Tax Year concurrently with the Monthly Base Rental payment. Within ninety (90) days after the close of each Tax Year, Landlord shall deliver to Tenant an itemized statement ("Landlord's Tax Statement") showing in reasonable detail the (A) actual Taxes due for such Tax Year; (B) Tenant's Tax Share; (C) the amount paid by Tenant during the Tax Year towards Taxes; and (D) the amount Tenant owes to Landlord, or the amount of the refund Landlord owes to Tenant. Any amount due from Landlord to Tenant under this Paragraph 3(h)(ii) shall be refunded by Landlord to Tenant at the time such Landlord's Tax Statement is delivered to Tenant, provided that Tenant has not received notice of an event of default hereunder (provided that upon curing such event of default within the applicable grace period, Tenant shall be entitled to such refund within thirty (30) days of such cure). Any such amount due from Tenant to Landlord shall be paid by Tenant to Landlord within thirty (30) days after receipt of Landlord's Tax Statement. The obligations of Landlord and Tenant with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term relating to the actual costs incurred by Landlord up to such expiration or sooner termination of the Term. Landlord agrees to maintain complete records of all costs reimbursable by Tenant under the terms of this Lease. All such records shall be maintained in accordance with generally accepted accounting practices consistently applied and shall be retained for a period of one (1) year following the date Tenant receives Landlord's Tax Statement. Tenant and Tenant's agents shall have the right, subject to the terms of this Paragraph, to audit Landlord's records relating to Taxes covered by a Landlord's Tax Statement, provided that such right shall not postpone or delay Tenant's obligations to pay any amounts due to Landlord as set forth in Landlord's Tax Statement nor any ongoing payments of Rent, and further provided that any such audit must be made within one (1) year of the date Tenant receives Landlord's Tax Statement. Within forty-five (45) days after conducting its audit, Tenant shall submit a written report to Landlord describing the results of its audit. If Tenant's audit report concludes that Landlord undercharged Tenant for its Tax Share, Tenant shall pay any amounts owed to Landlord, with interest thereon at the rate of one percent (1%) per month from the date such underpayment was due, to Landlord. If Tenant's audit report concludes Landlord overcharged Tenant for Tenant's Tax Share, Landlord shall, within ten (10) business days of receipt of Tenant's report, either (I) pay the amount owed with interest thereon at the rate of one percent (1%) per month from the date such overpayment was made plus the reasonable, out-of-pocket cost of Tenant's audit if the overcharge exceeds five percent (5%) of the amount actually due, or (II) elect to submit the matter to binding determination. In the event Landlord elects to submit the matter to binding determination, Landlord and Tenant shall jointly select a neutral third party who shall review Tenant's audit report and Landlord's records to which Tenant's audit report relates. The third party shall render a decision within thirty (30) days of being appointed, which decision shall be limited to selecting either Tenant's audit report or Landlord's determination. The decision of the third party shall be binding upon the parties. The losing party shall pay the expenses of the third party. Landlord shall be responsible to pay all of the reasonable out-of-pocket costs of Tenant's audit in the event that the audit or the selected third party, as applicable, concludes the amount of any overcharge to Tenant is five percent (5%) or greater of the amount actually due. Tenant shall be responsible for all other costs and expenses of the audit incurred by Tenant.

                  (iii) For purposes of this Paragraph, the following definitions shall apply:

                        (A) "Tax Year" shall mean the partial calendar year commencing on the Commencement Date and ending on December 31 of such year, each full calendar year during the Term thereafter, and the partial calendar year (if any) in which the Term hereof expires.

                        (B) "Landlord's Tax Statement" shall mean a statement furnished by Landlord to Tenant containing a computation or information relating to Land Taxes and Improvement Taxes asserted by Landlord to be due pursuant to the provisions of this Lease.

                        (C) "Tenant's Tax Share" shall equal, for the period of time in question, Tenant's Land Tax Proportionate Share (as hereinafter defined) of Land Taxes (as hereinafter defined) plus Tenant's Improvement Tax Proportionate Share (as hereinafter defined) of Improvement Taxes (as hereinafter defined).

                        (D) "Tenant's Land Tax Proportionate Share" shall be 9.98%, based on 19.0 acres of land in the Land compared to 190.414 acres of land on the east side of the Campus, such figure to be adjusted upon receipt of Final Approval for the subdivision of the Land if the size of the Land has been changed in connection with obtaining such Final Approval.

                        (E) "Tenant's Improvement Tax Proportionate Share" shall initially be 24.09%, based on the RSF of the Building (76,000 RSF) compared to the total RSF of existing buildings on the east side of the Campus (currently 315,500 RSF). Tenant's Improvement Tax Proportionate Share shall be recalculated as new buildings are added to the east side of the Campus. If, during the Term of this Lease, tax bills delivered by the applicable governmental entity separately allocate taxes to the Building, Tenant's Improvement Tax Proportionate Share shall be deemed to be such Building allocation contained in such tax bill. If the tax bill does not separately allocate taxes to the Building but such allocation is made in the property tax records of Hopewell Township, then Tenant's Improvement Tax Proportionate Share shall be deemed to be the allocation made in the property tax records of Hopewell Township.

                        (F) "Improvement Taxes" shall

                            (1) include (I) all real estate taxes, assessments
(special or otherwise) relating to the improvements on the east side of the Campus; and (II) any reasonable and appropriate expenses incurred in good faith by Landlord in contesting any of the foregoing or the assessed valuation of the Improvements on the east side of the Campus; and

                            (2) not include any of the following: (I) penalties;
(II) interest paid by Landlord on account of Improvement Taxes; (III) Improvement Taxes reimbursed directly to Landlord by Tenant or other tenants on the east side of the Campus; (IV) any real estate tax or assessment attributable to any period occurring prior to the Commencement Date or subsequent to the Expiration Date or sooner termination of this Lease; (V) any transfer, excise, estate, succession or inheritance taxes, nor any tax in the nature of a "rollback" or similar type tax; (VI) special assessments arising from the development of the Campus (unless benefiting the Premises); or (VII) increases in existing assessments due to the rehabilitation, refitting, refurbishing, expansion or improvement of existing buildings (excluding the Building) within the Campus but only if it can be determined from the tax assessor's official public records that the increased assessment relates to a particular building within the Campus.

                        (G) "Land Taxes" shall

                            (1) include (I) all real estate taxes, assessments
(special or otherwise), sewer and water rents, rates and charges, and any other governmental levies, impositions and charges of a similar nature, which may be levied, assessed or imposed on or in respect of all or any part of the land on the east side of the Campus; and (II) any reasonable and appropriate expenses incurred in good faith by Landlord in contesting any of the foregoing or the assessed valuation of the land within the ease side of the Campus; and

                            (2) not include any of the following: (I) penalties;
(II) interest paid by Landlord on account of Land Taxes; (III) Land Taxes reimbursed to Landlord by Tenant or other tenants at the Campus; (IV) any real estate tax or assessment attributable to any period occurring prior to the Commencement Date or subsequent to the Expiration Date or sooner termination of this Lease; (V) any transfer, excise, estate, succession or inheritance taxes, nor any tax in the nature of a "rollback" or similar type tax or (VI) special assessments arising from the development of the Campus (unless benefiting the Premises).

                  (iv) If at any time during the Term the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the impositions now levied, assessed or imposed on all or any part of the Campus, there shall be levied, assessed or imposed an imposition based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or an imposition measured by or based in whole or in part upon all or any part of the Campus and imposed on Landlord, then all such impositions shall be deemed to be Improvement Taxes.

                  (v) Until such time as the Premises are subdivided from the balance of the east side of the Campus and the Premises becomes a separate tax parcel, Landlord reserves the exclusive right to bring proceedings for contesting the validity or amount of Improvements Taxes or Land Taxes, or to recover payments therefore, provided that Tenant, by written notice to Landlord, received by Landlord not less than thirty (30) days prior to the last day on which such contest can be filed (time being of the essence), may require Landlord to bring such proceedings, if Landlord had not already commenced said proceedings, provided that if Tenant requires Landlord to bring such proceedings, Tenant shall save Landlord harmless from all costs, expenses and liabilities in connection therewith. Upon written request of Tenant, Landlord shall provide Tenant with an update of the current status of said proceedings.

              (i) (i) At such time as the Premises are subdivided from the balance of the east side of the Campus and real estate taxes are separately assessed for the Land and Building, Tenant shall pay one hundred percent (100%) of the real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions and charges of a similar nature which may be levied, assessed or imposed on or in respect of the Premises and any reasonable and appropriate expenses incurred in good faith by Landlord in contesting any of the foregoing or the assessed value of the Premises (but only if Landlord obtained Tenant's prior approval for bringing such contest), but not including any of the following: (A) penalties; (B) interest paid by Landlord on account of such taxes; (C) transfer, excise, estate succession or inheritance taxes, or any tax in the nature of a "rollback" or similar type tax; or (D) any real estate tax or assessment attributable to any period prior to the Commencement Date or subsequent to the Expiration Date or the sooner termination of this Lease.

                  (ii) Landlord shall advise Tenant in writing of the estimated real estate taxes for the upcoming Tax Year, along with the estimated monthly amount based on the number of months in such Tax Year and a statement of the basis for such estimate. Tenant shall pay such estimated monthly amount on the first day of each month during such Tax Year concurrently with the Monthly Base Rental payment. Within ninety (90) days after the close of each Tax Year, Landlord shall deliver to Tenant an itemized statement showing in reasonable detail the (A) actual real estate taxes for such Tax Year; (B) the amount paid by Tenant during the Tax Year towards real estate taxes; and (C) the amount Tenant owes to Landlord, or the amount of the refund Landlord owes to Tenant. Any amount due from Landlord to Tenant under this Paragraph shall be refunded by Landlord to Tenant at the time such statement is delivered to Tenant, provided that Tenant has not received a notice of an event of default (provided that upon curing such event of default within the applicable grace period, Tenant shall be entitled to such refund within thirty (30) days of such cure). Any such amount due from Tenant to Landlord shall be paid by Tenant to Landlord within thirty
(30) days after receipt of Landlord's statement. The obligations of Landlord and Tenant with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term. Landlord agrees to maintain complete records of all costs reimbursable by Tenant under the terms of this Paragraph 3(i). All such records shall be maintained in accordance with generally accepted accounting practices consistently applied and shall be retained for a period of one (1) year following the date Tenant receives Landlord's statement.

                  (iii) Tenant and Tenant's agents shall have the right, subject to the terms of this Paragraph, to audit Landlord's records relating to Taxes covered by a Landlord's statement, provided that such right shall not postpone or delay Tenant's obligations to pay any amounts due to Landlord as set forth in Landlord's statement nor any ongoing payments of Rent, and further provided that any such audit must be made within one (1) year of the date Tenant receives Landlord's statement. Within forty-five (45) days after conducting its audit, Tenant shall submit a written report to Landlord describing the results of its audit. If Tenant's audit report concludes that Landlord undercharged Tenant for real estate taxes, Tenant shall pay any amounts owed to Landlord, with interest thereon at the rate of one percent (1%) per month from the date such underpayment was due, to Landlord. If Tenant's audit report concludes Landlord overcharged Tenant for real estate taxes, Landlord shall, within ten (10) business days of receipt of Tenant's report, either (A) pay the amount owed with interest thereon at the rate of one percent (1%) per month from the date such overpayment was made plus the reasonable, out-of-pocket cost of Tenant's audit if the overcharge exceeds five percent (5%) of the amount actually due, or (B) elect to submit the matter to binding determination. In the event Landlord elects to submit the matter to binding determination, Landlord and Tenant shall jointly select a neutral third party who shall review Tenant's audit report and Landlord's records to which Tenant's audit report relates. The third party shall render a decision within thirty (30) days of being appointed, which decision shall be limited to selecting either Tenant's audit report or Landlord's determination. The decision of the third party shall be binding upon the parties. The losing party shall pay the expenses of the third party. Landlord shall be responsible to pay all of the reasonable out-of-pocket costs of Tenant's audit in the event that the audit or the selected third party, as applicable, concludes the amount of any overcharge to Tenant is five percent (5%) or greater of the amount actually due. Tenant shall be responsible for all other costs and expenses of the audit incurred by Tenant.

                  (iv) After such time as the Premises are subdivided from the balance of the east side of the Campus and the Premises become a separate tax parcel, Tenant may, without postponement of payment, bring proceedings for contesting the validity or amount of any real estate taxes or assessment with respect to the Premises, or to recover payments therefore, in its own, or in Landlord's name, provided that (A) Tenant shall notify Landlord of Tenant's intention to bring such proceedings not less than five (5) business days prior to bringing such proceedings, (B) Tenant agrees to save the Landlord harmless from all costs, expenses and liabilities in connection therewith, including, but not limited to, Landlord's reasonable, out-of-pocket costs and expenses, (C) Tenant shall pay all costs, fees and expenses, including, without limitation, Landlord's reasonable, out-of-pocket costs, fees and expenses, in connection with such proceedings, and (D) said proceedings shall suspend any possible tax sale or forfeiture of the Premises. Landlord shall cooperate with Tenant with respect to such proceedings but all of Landlord's reasonable, out-of-pocket expenses incurred in connection with such cooperation shall be borne by Tenant. If, as a result of any such proceeding, Tenant received a refund of any such real estate taxes or assessments, Tenant shall be entitled to retain that portion of such refund relating to any period of time within the Term (after reimbursing Landlord for any reasonable out-of-pocket expenses incurred by Landlord in connection with any such proceedings), and Tenant shall promptly pay over to Landlord any portion of any refund relating to any period of time not within the Term, provided, however, that Tenant shall not be responsible for Landlord's out-of-pocket expenses relating to such portion of the refund. If Tenant elects to not bring a proceeding to contest the validity of any real estate tax or assessment affecting the Premises or to recover payments therefor, or if Tenant has not brought such a proceeding within five (5) business days of the deadline for such proceeding, Landlord may bring such proceedings in its own name, provided Landlord shall notify Tenant in writing of Landlord's intent to file such proceedings, and provided further that the portion of any refund received by Landlord attributable to the Term hereof after deducting therefrom Landlord's reasonable, out-of-pocket expenses of bringing such proceedings, shall be promptly paid to Tenant. In connection with such a proceeding brought by Landlord, Landlord shall save the Tenant harmless from all costs, expenses and liabilities in connection therewith.

        4. LANDLORD'S WORK; CONDITION OF PREMISES

              (a) Landlord shall deliver the Premises to Tenant with Landlord's Work (as defined below), substantially complete in broom clean condition and structurally sound, with all mechanical systems and building systems in good working order and the roof free of defects and leaks, and in compliance with applicable Laws (as defined below). Landlord represents and warrants that, to the best of Landlord's knowledge after reasonable investigation, as of the Commencement Date, the Premises shall be in compliance with all applicable Laws.

              (b) Landlord agrees to perform the work described in Exhibit C hereto ("Landlord's Work") at its expense in a good and workmanlike manner, using new or first class materials, and in compliance with all Laws and Landlord shall obtain all certificates, permits and approvals required by Laws in connection with the performance of Landlord's Work. Any such work performed by Landlord shall be lien-free. Landlord shall promptly remove or bond-over any lien or claim for material or labor claimed against the Premises, or Tenant's leasehold estate therein, by any contractor claiming through or under Landlord, and Landlord hereby indemnifies and holds harmless Tenant from and against any and all losses, costs, damages, expenses or liabilities, including, but not limited, reasonable attorney's fees incurred by Tenant as a result of such claims or liens. Landlord agrees to obtain a full release of liens from each contractor engaged by Landlord upon completion of such contractor's work as a condition for final payment to such contractor.

              (c) Landlord's Work shall be deemed to be "substantially complete" when those items of Landlord's Work identified on Exhibit C as to be substantially completed prior to the Commencement Date shall be complete but for minor or insubstantial details of construction, mechanical adjustment or touch-up of decoration remains to be performed, the non-completion of which will not materially interfere with Tenant's Permitted Use of the Premises, and a Temporary Certificate of Occupancy for the Building is issued by Hopewell Township. Within five (5) business days of receiving Landlord's notice that Landlord's Work is substantially complete, Landlord and Tenant shall inspect Landlord's Work and cooperate in producing and signing a punchlist identifying any portions of Landlord's Work which have not been completed in accordance with Exhibit C attached hereto, and Landlord shall use diligent efforts to cause all items on such agreed punchlist to be completed within thirty (30) days of the execution of the punch list, but such items shall not cause a postponement in the Commencement Date.

              (d) If Landlord is delayed in causing Landlord's Work to be substantially complete as set forth in Paragraph 4(c) hereof, and such delays are caused by:

                  (i) material changes in Landlord's Work which are requested by Tenant and approved by Landlord; or

                  (ii) any material act or omission of Tenant or any of its employees, agents, or contractors; or

                  (iii) delays in Landlord's Work due to requests by Tenant that Landlord's contractors sequence their work with work being performed on or on behalf of Tenant, then Landlord's Work shall be deemed substantially complete on the date when it would have been ready but for such delay, as certified by Landlord's architect or Landlord's contractor.

              (e) It shall be conclusively presumed that the Premises is in satisfactory condition as of the date Landlord substantially completes Landlord's Work except for (i) punchlist items in connection with Landlord's Work, (ii) deficiencies in Landlord's Work identified by Tenant to Landlord in writing within sixty (60) days after substantial completion of Landlord's Work, and (iii) latent defects in Landlord's Work identified by Tenant to Landlord in writing within one (1) year after substantial completion of Landlord's Work; which deficiencies and defects Landlord shall promptly correct at Landlord's cost and expense. To the extent possible using commercially reasonable efforts, Landlord will assign to Tenant (or have re-issued in Tenant's name) any warranties that benefit Landlord for portions of the Building and equipment therein that Tenant is obligated to maintain hereunder. To the extent any warranties have not been issued to Landlord, Landlord will use commercially reasonable efforts to have such warranties re-issued for the benefit of Tenant. In the event that any warranties are issued to Landlord after the Commencement Date for portions of the Building and equipment therein that Tenant is obligated to maintain hereunder, Landlord will assign such warranties to Tenant.

              (f) Landlord shall use good faith efforts to substantially complete Landlord's Work by June 15, 2002. If Landlord's Work is not substantially complete by June 15, 2002 (subject to Tenant delays), Tenant shall receive one (1) day of Base Rental free for each day thereafter until the Landlord's Work is substantially complete.

              (g) Landlord agrees to deliver to Tenant a valid Certificate of Occupancy for the Building on or before June 15, 2002, provided Tenant shall not "open" any permit from Hopewell Township (including, but not limited to, building, construction, land development or use permits) that may interfere with Landlord obtaining such Certificate of Occupancy until after Landlord has delivered such valid Certificate of Occupancy to Tenant. In the event Landlord fails to deliver such Certificate of Occupancy on or before June 15, 2002, provided Tenant has not "opened" any permit from Hopewell Township (including, but not limited to, building, construction, land development or use permits) that may interfere with Landlord obtaining such Certificate of Occupancy, Base Rental shall abate from June 16, 2002 until such date as Landlord delivers a valid Certificate of Occupancy to Tenant, and such Base Rental abatement shall be Tenant's sole remedy for Landlord's failure to deliver such valid Certificate of Occupancy by June 15, 2002.

              (h) Landlord represents and warrants to Tenant that as of the signing of this Lease that there are no leases, subleases, tenancies or agreements, and to the best of Landlord's knowledge, no encumbrances or restrictions, which would prohibit or impair the use of the Premises as contemplated by this Lease.

        5. TENANT'S WORK

              (a) Except for Major Alterations (as hereinafter defined), and subject to the provisions of this Lease (including, but not limited to, Paragraph 7 hereof), Tenant may perform alterations, repairs or improvements to the Premises without the prior consent of Landlord. Notwithstanding the foregoing, with respect to any such alteration, repair or improvement that does not require Landlord's consent and costs in excess of $25,000, Tenant shall deliver written notice to Landlord of such alteration, repair or improvement that Tenant intends to perform at least fifteen (15) days prior to commencing such work. Tenant may make Major Alterations only upon obtaining Landlord's prior written consent, which consent Landlord agrees not to unreasonably withhold, condition or delay, provided further that if Landlord consents to a Major Alteration, such Major Alteration shall be performed in accordance with the terms of this Paragraph 5. "Major Alterations" shall mean (i) alterations that materially affect either the structure of the Building or the mechanical, electrical, HVAC, plumbing or fire safety systems of the Building, (ii) alterations in excess of $150,000, or (iii) the construction of improvements in the portion of the Building consisting of approximately 24,968 square feet of unimproved space. All alterations, repairs or improvements of a permanent nature that would be considered a fixture of the real property made or installed by Tenant in the Premises shall become the property of Landlord at the expiration or earlier termination of this Lease. Landlord shall have the right to require Tenant to remove any improvements or additions made to the Premises by or on behalf of Tenant provided Landlord notifies Tenant in writing of such requirement at the time Landlord approves such improvement (if such improvement requires Landlord's approval) or within fifteen (15) days of receipt by Landlord of notice from Tenant of an improvement not requiring Landlord's consent. All improvement, repair, alteration and other work performed by or on behalf of Tenant, whether or not such work requires Landlord's consent, shall be performed diligently, in a good and workmanlike manner, and in compliance with all applicable Laws, with valid building permits and using new or first-class materials. Any such work performed by Tenant shall be lien-free. Tenant shall promptly remove any lien or claim, or lien for material or labor claimed against the Premises or Campus by any contractor claiming through or under Tenant, and hereby indemnifies and holds harmless Landlord from and against any and all losses, costs, damages, expenses or liabilities, including, but not limited to, reasonable attorney's fees incurred by Landlord as a result of or in any way related to such claims or liens. Tenant shall obtain a full release of liens from each contractor upon completion of such contractor's work as a condition for all payments to such contractor. Notwithstanding the foregoing, Tenant may not construct on the Premises any improvement that would expand the Building or create additional building square footage on the Land without the prior written consent of Landlord, which consent Landlord may withhold, grant and/or condition in its sole and unfettered discretion. The immediately preceding sentence shall not apply to the construction of not more than two concrete pads not to exceed 5,000 square feet of area in the aggregate on the Land adjacent to the Building (but in no event may such pad(s) be located on the north side of the Building).

              (b) Major Alterations may not proceed without (i) Landlord's approval of plans and specifications (containing such detail as Landlord shall reasonably require) for such work prepared by an architect and/or engineer licensed and in good standing in the State of New Jersey (if Landlord does not respond within fifteen (15) business days after the date Landlord receives Tenant's plans and specifications for review, Landlord shall be deemed to have approved such plans and specifications), (ii) Landlord's prior written approval of Tenant's contractor and subcontractors, which approval shall not be unreasonably withheld, conditioned or delayed; and (iii) evidence that Tenant's contractor and subcontractors have statutory worker's compensation insurance, public liability insurance with a combined single limit of $2,000,000 ($1,000,000 per occurrence and $2,000,000 in the aggregate), excess liability insurance with limitation of liability of not less than $5,000,000, and builder's risk insurance with limits of liability of not less than $3,000,000, all from insurers having an A.M. Best rating of A-/IX or higher. All such insurance (except worker's compensation) shall be endorsed to reflect Landlord, Landlord's mortgagee and Townsend Capital, LLC as additional insureds.

              (c) In performing any work in the Premises, Tenant and Tenant's contractor shall abide by all applicable Laws. Entry by Tenant's contractors and subcontractors shall be deemed to be under all of the terms, covenants, provisions and conditions of this Lease.

              (d) Subject to the terms of Article 13 of this Lease governing Landlord's entry onto the Premises, Landlord may make periodic inspections of the Premises during construction of any improvements, repairs or alterations and at completion, and shall advise Tenant of any objection to such work. In connection with the performance of any such work,

Tenant shall use all reasonable efforts to, and shall cause its contractors to, minimize any interference with the use of the balance of the Campus by Landlord and other occupants.

              (e) Intentionally Deleted.

              (f) Tenant's contractors shall not post any advertising signs on any part of the Building or Premises.

              (g) Within sixty (60) days of the date of this Lease, Landlord shall fund to Tenant a tenant improvement allowance of $500,000 ("Tenant Improvement Allowance") which shall be used by Tenant solely for hard and soft costs associated with permanent improvements to the Building, including, but not limited to, fixtures, wiring and cabling and related improvements, and shall not be used for equipment, trade fixtures or personal property. Notwithstanding the foregoing, Landlord shall have no obligation to fund the TI Allowance until Tenant has delivered the Letter of Credit (as hereinafter defined) to Landlord in accordance with the terms of Paragraph 36 hereof.

              (h) Provided no Event of Default exists, Tenant shall have the one-time right, by written notice received by Landlord not earlier than the first day of the second Lease Year and not later than the last day of the second Lease Year, time being of the essence, to receive an additional tenant improvement allowance of $2,000,000 (the "Additional T.I. Allowance") from Landlord, which sum shall be funded by Landlord to Tenant within thirty (30) days of receipt of said notice from Tenant. Further, if Tenant has not made all of Tenant's Initial Building Investment (hereinafter defined) at the time Landlord receives Tenant's notice of election to receive the Additional T.I. Allowance, Tenant's receipt of the Additional T.I. Allowance shall be conditioned upon Tenant delivering to Landlord a replacement Letter of Credit (hereinafter defined) in the amount of $1,680,114.59 as set forth in Paragraph 36(a) of this Lease. If Tenant fails to timely notify Landlord of such election, such right of Tenant shall terminate. Notwithstanding the foregoing, in the event Tenant has received a notice of default from Landlord prior to Landlord's receipt of Tenant's exercise notice under this Paragraph, Tenant shall not be entitled to receive the Additional T.I. Allowance until the date that is ten
(10) days from the date such default, and any additional defaults of which Tenant has received notice prior to the cure of said default, is or are cured by Tenant; and in the event such default(s) is or are not cured before the expiration of the time periods provided in this Lease or by the date that is the forty-fifth (45th) day of the third Lease Year, then Tenant's right to receive the Additional T.I. Allowance under this Paragraph 5(h) shall be terminated. Effective upon receipt of the Additional T.I. Allowance, the Annual Base Rental and Monthly Base Rental amounts for the balance of the initial Term of this Lease shall be as reflected on Exhibit D hereto and the Expiration Date for the initial Term shall be extended to the date that is the tenth (10th) anniversary of the date Landlord funds the Additional T.I. Allowance. The Additional T.I. Allowance shall be used solely to pay the hard and soft costs associated with permanent improvements to the Building, including, but not limited to, fixtures, wiring and cabling, and shall not be used to purchase equipment, trade fixtures or personal property.

        6. USE

              (a) Tenant shall have the right to use and occupy the Premises for general laboratory/vivarium, research and development, light manufacturing, office and ancillary uses in full compliance with Laws and with all permits for the Utility Facilities, and for no other uses ("Permitted Use").

              (b) Notwithstanding anything to the contrary provided in Paragraph 6(a), Tenant shall not use or occupy the Premises or any portion thereof, permit or suffer the same to be used or occupied and/or do, or permit or suffer anything to be done, in or on the Premises or any part thereof, that would, in any manner or respect:

                  (i) violate any certificate of occupancy or Laws in force relating to the Premises;

                  (ii) make void or voidable any insurance then in force with respect to the Premises, or render it impossible to obtain fire or other insurance thereon required to be furnished by Landlord or Tenant under this Lease;

                  (iii) cause structural or other injury to the Premises, or constitute a private or public nuisance or waste;

                  (iv) render the Premises incapable of being used or occupied after the expiration or sooner termination of the term of this Lease for the purposes for which the same were permitted to be used and occupied on the Commencement Date, except for ordinary wear and tear and damage by fire or other casualty and repairs for which Tenant is not responsible under this Lease;

                  (v) penetrate or puncture, or otherwise damage the roof of the Building (provided that Tenant may penetrate the roof in connection with permitted alterations by Tenant provided such penetrations do not violate the roof warranty in effect for the roof of the Building or are performed (and restored or sealed) in accordance with the roof warranty). Any damage to the roof caused by Tenant, or Tenant's agents, employees or contractors, shall be repaired at Tenant's sole cost and expense; and/or

                  (vi) violate the provisions of Paragraph 34 hereof.

        7. TENANT'S CARE OF THE PREMISES

              (a) Except for Landlord's maintenance and repair obligations under the terms of this Lease, Tenant shall be responsible for all maintenance, repair and replacement of the Premises. Without limiting the generality of the immediately preceding sentence, Tenant shall maintain the Premises in a neat, clean, sanitary condition and in good order and repair (making replacements as necessary and excepting reasonable wear and tear, items that are the responsibility of Landlord under this Lease, damage by casualty required to be insured by Landlord hereunder, and condemnation excepted), including the exterior and interior of the Building including, without limitation, the roof cover, interior walls, ceilings, doors, windows; plumbing, electrical, sewage, mechanical, air-conditioning, ventilation and heating equipment;

and all fixtures and equipment appurtenant to the Premises; replace broken glass with the same quality glass, paint and refurbish the Premises and restore or replace the floor covering at reasonable intervals, and at any event at such times as may be reasonably required to keep the Premises attractive in appearance; not overload, damage or deface the Premises; properly store and dispose of trash using commercially reasonable services; and maintain the driveways, sidewalks and parking areas on the Premises, resurfacing and restriping as necessary. Tenant shall observe and not violate the terms of the roof warranty in effect for the roof of the Building. Tenant shall obtain and maintain throughout the Term hereof maintenance and service contracts with respect to the Building HVAC systems, elevators systems (if any) and fire safety systems, which service contracts shall (i) cover all repairs and part replacements, (ii) be on commercially reasonable terms and with licensed and reputable service providers and (iii) be at Tenant's sole expense.

              (b) Tenant shall make any improvements and repairs of whatever nature required by applicable laws, ordinance, orders or regulations of any public authority or of any insurer, board of fire underwriters or similar insurance rating bureau have jurisdiction over the Premises (hereinafter collectively "Laws") to the extent related to Tenant's specific use of the Premises.

              (c) Tenant shall keep the roof, sidewalks, entrances, exits and passageways on the Premises reasonably clean and free of dirt, debris, snow and ice, and shall not obstruct any of the foregoing.

              (d) No later than the Expiration Date or the date that this Lease is earlier terminated as provided herein, Tenant will remove all Tenant's equipment, furnishings, furniture, including removable partitions and workstations, and other personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Building) in the condition that existed on the Commencement Date, reasonable wear and tear, items that are the responsibility of Landlord under this Lease, damage by casualty required to be insured by Landlord hereunder, condemnation and permitted tenant improvements and alterations not required to be removed excepted. All property of Tenant remaining in the Premises ten (10) business days after expiration or earlier termination of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the reasonable cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant. The Building systems shall be in proper working order and condition with all required repairs and replacements having been made.

              (e) Tenant shall promptly remove any lien or claim of lien for material or labor claimed against the Premises, by contractors or workmen engaged by Tenant if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all losses, costs, damages, expenses or liabilities including, but not limited to, reasonable attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or such liens of contractors or workmen engaged by Tenant. All work shall be performed in accordance with applicable Laws.

              (f) Tenant, at its expense, shall comply with all applicable Laws which pertain to Tenant's, its agents', employees', and contractors' specific use of the Premises, including, but not limited to the Americans with Disabilities Act, and all Laws affecting the maintenance and repair obligations of Tenant or the particular manner in which Tenant uses the Premises and all applicable Laws pertaining to Tenant's, its agents', employees', and contractors' use, storage or disposal of any hazardous substance, pollutant or other contaminant, waste disposal, air emissions and other environmental matters.

        8. LANDLORD'S MAINTENANCE OBLIGATIONS

              (a) Landlord's obligations with respect to the Premises under this Lease shall be to maintain, repair and replace the foundations, roof deck and supports, structural columns and beams, exterior walls and other structural elements of the Building not added by Tenant in good repair, reasonable wear and tear excepted; provided that Tenant shall be responsible for maintaining structural elements it adds to the Building and for damage to structural elements arising from its use of the Building (unless such damage is covered by Landlord's insurance required to be maintained by Landlord hereunder).

              (b) The Landlord shall have no obligation or liability with respect to or in any way connected with the Premises, or service to the Premises, except as expressly set forth in this Lease. Landlord shall not be deemed to have committed a breach of any repair obligations unless it makes repairs negligently or fails to commence repairs in a reasonable time after Landlord receives notice from Tenant.

              (c) Landlord, at its expense, shall make any improvements and repairs of whatever nature to the Premises required by Laws to the extent not required to be made by Tenant pursuant to Paragraphs 7(b) and (f) hereof.

              (d) Landlord shall not be liable for indirect or consequential damages for any reason, or for any inconvenience, interruption or consequences resulting from the failure of utilities or any service, making repairs, improvements or resulting from leaks from steam, gas, electricity, water or any other substance from pipes, wires or other conduits, or from the bursting or stoppage thereof; or from leaks of water, snow or rain from the plumbing or roof, or for wetness or dampness for any reason.

              (e) Landlord, at its expense, shall comply with all applicable Laws which pertain to Landlord's, its agents', employees', contractors' and other invitees' actions in carrying out and fulfilling Landlord's obligations under this Lease, including, but not limited to all Laws affecting the maintenance, repair and replacement obligations of Landlord.

              (f) In the event of an interruption of services or utilities provided by Landlord to the Premises, Landlord shall not be liable for, and Tenant hereby expressly relieves Landlord from, any and all indirect, direct or consequential damages, and for any inconvenience, interruption or consequences resulting from interruption of services or utilities provided by Landlord; provided that, in the event such interruption causes a material interference with the operation of Tenant's business on the Premises and such interruption continues for four (4) business days after Landlord has received notice (by phone call or fax) of such interruption of services, the Base Rental and Additional Rent payable hereunder shall abate in proportion to such portion of the Premises rendered unfit for use for Tenant's business as a result of such interruption of services. The nature and extent of interference with Tenant's ability to conduct business in the Premises shall be considered in determining the amount of such abatement, and the abatement shall commence and continue from the date the utilities or service was interrupted until such utility or service is restored. The foregoing right to abatement of Base Rental and Additional Rent shall be Tenant's sole remedy hereunder with respect to the interruption of utilities or services provided by Landlord to the Premises except as otherwise expressly set forth herein. With respect to any utilities for services obtained by Tenant directly from public utility companies or from the municipality, Landlord shall not be liable for, and Tenant hereby expressly relieves Landlord from, any and all damages, including direct, indirect or consequential damages, for any interruption of services by any cause beyond the reasonable control of the Landlord.

        9. DESTRUCTION OR DAMAGE TO PREMISES

              (a) Tenant shall promptly notify Landlord of any damage to the Premises occasioned by fire, the elements, casualty or any other cause. If the Premises are substantially damaged by storm, fire, earthquake or other casualty or any other cause and shall take more than nine (9) months from the date of damage to restore (including obtaining insurance proceeds and obtaining all necessary permits and approvals for the required restoration (including the expiration of any applicable appeal period with no appeal being filed or if an appeal is filed, upon the full and final determination of such appeal)), in the reasonable determination of an architect mutually selected by the parties, Tenant shall have the option to cancel this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty or any other cause by giving written notice to Landlord within thirty (30) days from the date of receipt of the architect's determination of such damage or destruction, which shall be made within thirty (30) days after the casualty.

              (b) If during the Term of this Lease, the Premises is so damaged by fire or other casualty or any other cause such that (i) in the reasonable determination of an architect mutually selected by the parties it will take more than twelve (12) months from the date of damage to restore the Premises (including obtaining insurance proceeds and obtaining all necessary permits and approvals for the required restoration (including the expiration of any applicable appeal period with no appeal being filed or if an appeal is filed, upon the full and final determination of such appeal)); or (ii) the holder of any mortgage or deed to secure debt encumbering the Premises shall not allow adequate insurance proceeds to be made available for repair and restoration or shall not consent to the repair or restoration; or (iii) the damage is not covered by the insurance Landlord is required to maintain hereunder; or (iv) the Lease is in the last twelve (12) months of its Term, then Landlord may cancel this Lease by giving written notice thereof within thirty (30) days after Landlord knows of the damage to the Premises. Any such cancellation notice must specify the cancellation date, which shall be at least thirty (30) but no more than sixty (60) days after the date notice of cancellation is given.

              (c) Unless this Lease is terminated pursuant to Paragraphs 9(a) or
(b) above, Landlord shall, subject to the rights of Landlord's mortgagee, and zoning laws and building codes then in existence, commence and thereafter pursue diligently and as expeditiously as practicable, the repair and restoration of damage to the Premises so that the Premises is in substantially similar condition as the Premises existed on the Commencement Date, but in no event shall Landlord be required to expend in such repair and restoration any amount in excess of the net insurance proceeds received by Landlord with respect to such damage. "Net insurance proceeds" shall mean the amount of the insurance proceeds less all reasonable costs and expenses, including adjusters' and attorneys' fees, of obtaining same.

              (d) Rent shall abate in proportion to that part of the Premises rendered unfit for use in Tenant's business as a result of such damage or casualty. The nature and extent of interference to Tenant's ability to conduct business in the Premises shall be considered in determining the amount of said abatement, and the abatement shall commence and continue from the date the damage occurred until fifteen (15) days after the date Landlord substantially completes the repair and restoration of the Premises and gives notice to Tenant that said repairs and restoration are substantially completed, or until Tenant again uses the Premises or the portions thereof rendered unusable for the regular conduct of its business, whichever occurs first. Notwithstanding the foregoing, if the damage to the Premises is caused by the negligence or willful misconduct of Tenant, its permitted assignees or subtenants, employees or agents, then the abatement shall only be to the extent Landlord receives rent interruption insurance proceeds relating to the loss of Tenant's Rent hereunder.

              (e) Landlord shall not be responsible for repair, restoration or replacement of trade fixtures, equipment, furniture, furnishings or personal property on the Premises or other items required to be insured by Tenant hereunder unless such damage was caused by the act, omission, fault, negligence or misconduct of Landlord and not covered by the insurance required to be maintained by Tenant hereunder.

              (f) If, as permitted under this Paragraph 9, either party cancels this Lease, then this Lease shall end on the date specified in the cancellation notice. The Rent, including any Additional Rent, and other charges shall be payable up to the cancellation date, after taking into account any applicable abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent and Additional Rent (after taking into account any applicable abatement), less any sums then owing by Tenant to Landlord.

        10. DEFAULT; REMEDIES

              (a) The occurrence of any of the following shall constitute an "Event of Default" hereunder by Tenant:

                  (i) Tenant fails to pay the Rent or any other sum of money when due and such failure continues for (A) five (5) days after written notice to Tenant and Guarantor (if any) with respect to the first notice given with respect to the Term of this Lease and (B) two (2) business days after written notice to Guarantor (if any) with respect to all subsequent payment defaults thereafter;

                  (ii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Tenant, such petition is not dismissed within forty-five (45) days after the date of such filing; if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if a receiver is appointed for any of Tenant's assets;

                  (iii) Tenant fails to bond off or otherwise remove any lien filed against the Premises by reason of Tenant's actions, within thirty (30) days after Tenant has notice of the filing of such lien;

                  (iv) Tenant fails to observe, perform and keep the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by Tenant and persists in such failure after thirty
(30) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than thirty (30) days to rectify, unless Tenant commences rectification within the thirty (30) day period and thereafter promptly, effectively and continuously proceeds with the rectification of the failure to comply on the part of Tenant);

                  (v) If all or any part of this Lease shall be assigned, or if all or any part of the Premises shall be sublet, either voluntarily or by operation of law, except in accordance with the requirements of Paragraph 11 hereof;

                  (vi) Tenant or any guarantor of Tenant's obligations ("Guarantor") (if either is a corporation) is liquidated or dissolved or its charter expires or is revoked, or Tenant or Guarantor (if either is a partnership or business association) is dissolved or partitioned, or Tenant or Guarantor (if either is a trust) is terminated or expires, or if Tenant or Guarantor (if either is an individual) dies; or

                  (vii) Tenant fails to deliver to Landlord the Letter of Credit in accordance with Paragraph 36 hereof within 45 days of the date of this Lease.

              (b) Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following:

                  (i) declare due and payable and sue for and recover, all unpaid Base Rental, Additional Rent and any other sums due under this Lease for the unexpired period of the Term (including all Additional Rent as the amount(s) of the same can be determined or reasonably estimated) as if by the terms of this Lease the same were payable in advance, and/or

                  (ii) terminate the Term by giving written notice thereof to Tenant and, upon the giving of such notice, the Term and the estate hereby granted shall expire and terminate with the same force and effect as though the date of such notice was the date hereinbefore fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided, and/or

                  (iii) exercise any other rights and remedies available to Landlord at law or in equity.

              (c) If any Event of Default shall have occurred, Landlord may, whether or not the Term has been terminated as herein provided, re-enter and repossess the Premises or any part thereof in compliance with Laws by summary proceedings, ejectment or otherwise and Landlord shall have the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal, and no such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate the Term unless a written notice of such intention be given to Tenant pursuant to Paragraph 10(b)(ii) or unless the termination of this Lease be decreed by a court of competent jurisdiction.

              (d) At any time or from time to time after the repossession of the Premises or any part thereof pursuant to Paragraph 10(c), whether or not the Term shall have been terminated pursuant to Paragraph 10(c), Landlord shall use its commercially reasonable efforts to relet all or any part of the Premises for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall have no liability for the failure to relet the Premises, or for the failure to collect any Rent due from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting, or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages, other than exercising commercially reasonable efforts to mitigate damages. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises or any part thereof to the extent deemed by Landlord desirable or convenient, and the reasonable cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage commissions and reasonable legal fees expended by Landlord. No such re-entry or taking of possession by Landlord shall be construed as an election by Landlord to terminate the Term unless a written notice of such intention be given to Tenant pursuant to Paragraph 10(b)(ii) or unless the termination of this Lease be decreed by a court of competent jurisdiction.

              (e) No expiration or termination of the Term pursuant to Paragraph 10(b)(ii) hereof, by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Paragraph 10(b)(ii) hereof, or otherwise, and no reletting of the Premises or any part thereof pursuant to Paragraph 10(d) hereof shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

              (f) In the event of any expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of the occurrence of an Event of Default, and Landlord has not elected to accelerate Base Rental, Additional Rent and other sums pursuant to Paragraph 10(c), Tenant shall pay to Landlord the Base Rental, Additional Rent and other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession; and, thereafter, Tenant shall, until the end of what would have been the expiration of the Term in the absence of such expiration, termination or repossession, and whether or not the Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, the Base Rental, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Paragraph 10(d) hereof, after deducting from such proceeds all of Landlord's reasonable expenses in connection with such reletting (including all related repossession costs, brokerage commissions, legal expenses, employees' expenses, alteration costs and expenses of preparation for such reletting). Tenant shall pay such current damages on the days on which the Base Rental would have been payable under this Lease in the absence of such expiration, termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day. If any applicable statute or rule of law shall validly limit the amount of such liquidated final damages to less that the amount agreed upon the this Paragraph 10(f), Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

              (g) At any time after such expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any current damages pursuant to Paragraph 10(f), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, unless Tenant has paid the whole of accelerated Base Rental, Additional Rent and other sums pursuant to Paragraph 10(b)(i), as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (i) Base Rental, Additional Rent and other sums which would be payable under this Lease for the remainder of the Term from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Paragraph 10(f) to pay current damages) for what would have been the then unexpired Term in the absence of such expiration, termination or repossession, discounted to present value at the rate of six percent (6%) per annum, over (ii) the then fair rental value of the Premises for the same period, discounted to present value at a like rate and reduced by an appropriate period of vacancy and reasonable costs and expenses associated with any reletting including commissions, concessions (including free rent periods) tenant fit-up allowances, attorneys' fees and other professional fees, and advertising. If any applicable statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon in this Paragraph 10(g), Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

              (h) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein by law provided, but each shall be cumulative and in addition to every right or remedy given herein or now or hereafter existing at law or in equity or by statute.

              (i) No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

              (j) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and right to invoke any remedy allowed at law or in equity as if re-entry summary proceedings and other remedies were not herein provided for.

              (k) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

              (l) Tenant shall pay upon demand all of Landlord's reasonable costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of legal counsel, agents and others retained by Landlord incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned, together with Interest from the date incurred by Landlord to the date of payment by Tenant.

              (m) Default by Bankruptcy.

                  (i) Upon occurrence of an event described in Paragraph 10(a)
(iii) and (v), Landlord shall have all rights and remedies available to Landlord pursuant to this Paragraph; provided, that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending and only for so long as Tenant or its trustee in bankruptcy (hereinafter referred to as "Trustee") is in compliance with the provisions of Paragraph 10(d), Landlord shall not exercise its rights and remedies pursuant to this Paragraph.

                  (ii) In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Paragraph 10(a) shall be subject to the rights of Trustee to assume or assign this Lease; provided, Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (A) cures all defaults under this Lease, (B) compensates Landlord for monetary damages incurred as a result of such defaults, and (C) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant, which adequate assurance shall include, without limitation, the deposit of cash security in an amount equal to the Base Rental and Additional Rent for the lesser of the remaining Term or twelve (12) months, which deposit shall be held by Landlord as security for the full performance of all of Tenant's obligations under this Lease. If Tenant or Trustee is unable to meet the criteria and obligations stated above, Tenant agrees in advance for itself and Trustee that the burden to provide adequate assurance of future performance has not been met and this Lease may be terminated by Landlord.

                  If Landlord fails to perform or comply with any of the terms, covenants, conditions or provisions to be performed or complied with by Landlord pursuant to this Lease, and any such failure shall remain uncured for a period of thirty (30) days after written notice from Tenant to Landlord and Mortgagee pursuant to Section 14(b) detailing the said alleged default (except that if such default cannot be cured within such thirty period, it shall not be considered an event of default of Landlord if Landlord commences to cure the default within the thirty (30) day period and proceeds diligently thereafter to seek to effect such cure), then Tenant shall have all of the rights and remedies available at law or in equity, including the right to seek injunctive relief, and the right of self-help with the right to bring suit against Landlord for the reasonable out-of-pocket costs incurred by Tenant in exercising such self-help; provided, however, in no event shall Tenant have any right to set off against Rent. Tenant's reasonable out-of-pocket costs shall include all of Tenant's reasonable costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of legal counsel, agents and others retained by Tenant incurred in enforcing Landlord's obligations hereunder or incurred by Tenant in any litigation, negotiation or transaction in which Landlord causes Tenant, without Tenant's fault, to become involved or concerned, together with Interest from the date incurred by Tenant to the date of payment by Landlord.

        11. ASSIGNMENT AND SUBLETTING

              (a) Tenant shall not sublet any part of the Premises, nor assign, pledge or encumber this Lease or any interest herein, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. Notwithstanding anything to the contrary contained in this Lease, it shall be reasonable for Landlord to withhold consent to an assignment or sublease if: (i) the tangible net worth (as established to Landlord's reasonable satisfaction) of the proposed assignee or subtenant is less than the tangible net worth of Tenant as of the date of this Lease, (ii) the proposed use of the Premises by the proposed assignee or subtenant is not a Permitted Use, or is otherwise in violation of the terms and conditions of this Lease, or any applicable Laws, (iii) the proposed use of the Premises by the proposed assignee or subtenant involves the generation, use, storage, treatment or disposal of Hazardous Substances in violation of any Environmental law, (iv) an Event of Default of Tenant under this Lease exists (provided that if, at the time Tenant assigns this Lease or sublets the Premises, a default exists and Landlord has given Tenant the notice required hereunder, such assignee or subtenant and its interest in the Premises shall be subject to such default), or (v) the proposed assignee or subtenant will cause the existing parking facilities at the Campus to be in violation of code requirements. In the event a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's or any Guarantor's liability hereunder. In the event Landlord gives its consent to any such assignment or sublease, fifty percent (50%) of any rent or other cost to the assignee or subtenant for all or any portion of the Premises less reasonable out-of-pocket costs actually incurred by Tenant in connection with such assignment or sublease, over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. In the event a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual reasonable out-of-pocket costs incurred by Landlord for all of the necessary legal and accounting services required to accomplish such assignment or subletting, as the case may be, not to exceed $5,000. Any transfer, assignment or sublease of all or any portion of the Premises or Tenant's interest under this Lease made without Landlord's consent shall be void and of no force or effect.

              (b) Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without obtaining Landlord's consent, to (i) assign its interest in this Lease to an Affiliated Entity (hereinafter defined) or to a Permitted Transferee (hereinafter defined), provided that prior to or simultaneously with such assignment, such Affiliated Entity or

Permitted Transferee executes and delivers to Landlord an Assumption Agreement (hereinafter defined); and (ii) to sublease all or a portion of the Premises to an Affiliated Entity. For the purposes hereof "Permitted Transferee" shall be defined as an entity (x) acquiring all or substantially all of Tenant's assets,
(y) acquiring control of a majority of Tenant's voting stock (if a corporation) or partnership interest (if a partnership), or (z) created by a merger between Tenant and another entity. For the purposes hereof, an "Affiliated Entity" shall be defined as an entity which is controlled by, is under common control with, or which controls, Tenant. For the purposes hereof, "control" shall mean the direct or indirect ownership of more than 50% of the beneficial interest in the entity in question. For the purposes hereof, an "Assumption Agreement" shall be an agreement in form and substance reasonably satisfactory to Landlord and Tenant whereby the assignee agrees to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby the assignee expressly shall agree that the provisions of this Paragraph shall, notwithstanding such assignment, continue to be binding upon said assignee with respect to all future assignments, subleases and transfers. In no event shall Tenant or Guarantor be relieved of its obligations under this Lease notwithstanding any such assignment, unless expressly agreed to in writing by Landlord.

        12. CONDEMNATION

              (a) If all of the Premises or Parking Lot or Replacement Lot, or a part of the Premises or Parking Lot or Replacement Lot such that the loss of the portion taken has a material impact on Tenant's Permitted Use, as reasonably determined by a third party mutually selected by the parties, are taken by virtue of eminent domain or other similar proceeding or are conveyed in lieu of such taking, then this Lease shall expire on the date when title or right of possession shall vest, and any Rent paid for any period beyond said date shall be repaid to Tenant. In the event of a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the RSF of Premises taken, as certified by an architect mutually selected by the parties. In either event, Landlord shall be entitled to, and Tenant shall not have any right to claim, any award made in any condemnation proceeding, action or ruling relating to the Premises; provided however, Tenant shall be entitled to make a claim in any condemnation proceeding, action or ruling relating to the Premises for Tenant's moving expenses, loss of goodwill and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such condemnation proceeding, action or ruling.

              (b) Intentionally Deleted.

              (c) Landlord's right to any award made in any condemnation proceeding, action or ruling relating to the Building or the Campus shall be subject to the right of the holder of any mortgage or deed of trust encumbering any portion of the Campus, to apply such award towards the reduction of any indebtedness secured by the Campus or any portion thereof.

        13. RIGHT TO ENTER

                  Landlord, its agents, contractors, employees or invitees, may enter the Premises at all reasonable times during normal business hours and with reasonable prior notice

(except such notice shall not be required in the event of an emergency, however, Landlord shall attempt (if practical to do so) to give reasonable notice under the circumstances) to: (a) exhibit the Premises to prospective purchasers or tenants of the Premises (such entry for prospective tenants shall be limited to the last twelve (12) months of the Term); (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; (c) make repairs, alterations, improvements and additions required of Landlord under the terms hereof, or that are advisable in Landlord's determination to preserve the integrity, safety and good order of all or any part of the Premises, including any systems serving the Building, or which may be necessary to comply with Laws; and (d) remove any alterations, additions or improvements made by Tenant in violation of Paragraph 7 hereof. Notwithstanding the foregoing, access to the portions of the building identified on Exhibit I attached hereto as "Secured Areas" (such Secured Areas may be amended by Tenant with written notice to Landlord describing the revised Secured Areas) shall require two (2) business days advance notice (except such notice shall not be required in the event of an emergency, however Landlord shall attempt (if practical to do so) to give reasonable notice under the circumstances). Each and every entry by Landlord into the Premises under the above provisions shall be done to the extent reasonably possible with minimal interference with Tenant's business operations. A representative of Tenant may accompany Landlord or its contractors, employees, agents or invitees, during any entry onto the Premises, provided that the unavailability of a representative of Tenant to accompany Landlord shall not serve to prohibit Landlord from accessing the Premises when it has the right to do so.

        14. SUBORDINATION AND NON-DISTURBANCE

              (a) Tenant has confirmed that this Lease is subordinate to the mortgage on the Premises held by CDC Mortgage Capital, Inc. ("CDC") pursuant to the terms of that certain Subordination, Attornment and Non-Disturbance Agreement of even date herewith between Tenant, Landlord and CDC.

              (b) This Lease shall be subject and subordinate to any underlying land leases or mortgages which may hereafter affect the Premises and also to all renewals, modifications, extensions, consolidations and replacements of such underlying land leases and mortgages, provided that Landlord shall obtain a standard subordination, non-disturbance and attornment agreement from any ground or underlying lessor or future mortgagee of the Premises which will recognize this Lease and all of Tenant's rights hereunder and shall be in form and substance acceptable to Tenant; provided, however, Tenant shall act in a commercially reasonable and timely manner in requesting any modifications to such standard subordination, non-disturbance and attornment agreement and Tenant further agrees that Tenant shall not materially interfere with Landlord's ability to obtain financing for the Premises.

        15. INDEMNIFICATION AND HOLD HARMLESS

              (a) Except for matters involving Hazardous Substances (as hereinafter defined) and Environmental Laws (as hereinafter defined), which are exclusively addressed in Article 34 hereof, Tenant agrees to save Landlord harmless, and will exonerate and indemnify Landlord, from and against any and all claims, liabilities or penalties on account of or based upon any injury to person, or loss of or damage to property sustained on or emanating from the Campus (including, without limitation, Premises, Parking Lot or Replacement Lot) owned by

Landlord from time to time on account of, based upon, or arising out of, the use or occupancy of the Premises or Parking Lot or Replacement Lot by Tenant, including, without limitation, the act, omission, fault, negligence or misconduct of Tenant, its agents, employees, licensees, subtenants, contractors or invitees and from and against all reasonable costs, expenses (including reasonable attorneys' fees), and liabilities incurred in connection with any such claim, or any action or proceeding; and in case any action or proceeding is brought against Landlord by reason of such claim, Tenant upon notice from Landlord shall, at Tenant's expense, resist or defend such action or proceeding employing counsel reasonably satisfactory to Landlord and Tenant.

              (b) Intentionally deleted.

              (c) Tenant agrees to report in writing to Landlord any material defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

              (d) Except for matters involving Hazardous Substances and Environmental Laws, which are exclusively addressed in Article 34 of this Lease, Landlord agrees to save Tenant harmless, and will exonerate and indemnify Tenant, from and against any and all claims, liabilities or penalties on account of or based upon or arising out of any injury to person, or loss of or damage to property sustained on or emanating from the portions of the Campus (including without limitation the Premises, Parking Lot and Replacement Lot) owned from time to time by Landlord on account of, based upon, or arising out of (i) the act, omission, fault, negligence or misconduct of Landlord, its agents, employees, licensees, contractors or invitees and (ii) the TCPI Lien and all other liens not created by or on account of Tenant which relate to leasehold improvements existing as of the date of this Lease, and from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in connection with any such claim, or any action or proceeding; and in case any action or proceeding is brought against Tenant by reason of such claim, Landlord upon notice from Tenant shall, at Landlord's expense, resist or defend such action or proceeding employing counsel reasonably satisfactory to Landlord and Tenant.

              (e) Other indemnification obligations of the parties are included in Paragraphs 4(b), 5(a) and 7(e), Articles 29 and 34, and Paragraphs 33(a), 39(d) and 40(d).

        16. INSURANCE

              (a) Tenant shall carry (at its sole expense from and after the date hereof and during the Term) the following insurance:

                  (i) all-risk insurance, or its equivalent, insuring Tenant's interest in the Premises and any and all trade fixtures, furniture, equipment, supplies, contents and other property owned, leased, held or possessed by it and contained therein, and any permanent improvements made to the Premises by Tenant (unless required to be insured by Landlord hereunder), such insurance coverage to be in an amount equal to the full insurable value of such improvements and property, as such may increase from time to time;

                  (ii) worker's compensation insurance as required by applicable law;

                  (iii) commercial general liability insurance containing coverages reasonably acceptable to Landlord, insuring Tenant, Landlord, Townsend Capital, LLC, Landlord's mortgagee (if designated in writing by Landlord) and Landlord's property manager (if designated in writing by Landlord) against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the use or occupancy of the Premises by Tenant, its employees, licensees, invitees, agents, representatives or contractors, such policy to have a combined single limit of not less than Two Million and No/100 Dollars ($2,000,000) ($1,000,000 per occurrence and $2,000,000 in the aggregate), for any bodily injury or property damage occurring as a result of or in conjunction with the above, and excess liability insurance of not less than $5,000,000 following form of the commercial general liability, business auto liability and employer's liability insurance maintained by Tenant, which liability insurance shall (A) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is not excess and is non-contributing with any insurance requirement of Tenant; (B) contain cross-liability endorsements or a severability of interest clause acceptable to Landlord; (C) specifically cover the indemnification obligations of Tenant under this Lease; (D) be written on an "occurrence" basis; and (E) include fire legal liability coverage with limits of not less than $100,000; and

                  (iv) insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air-conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Premises (without exclusion for explosions), in an amount at least equal to $2,000,000.

The insurance required in subparagraphs (iii) and (iv) above shall name Landlord, Townsend Capital, LLC, Landlord's mortgagee (if designated in writing by Landlord) and Landlord's property manager (if designated in writing by Landlord) as additional insureds. All said insurance policies maintained by Tenant shall be carried with companies licensed to do business in the State of New Jersey and having an A.M. Best rating of A-/IX or higher and shall be noncancellable except after thirty (30) days' written notice to Landlord. Evidence of such insurance in Acord Form 27 format and signed by a reputable insurance agent shall be delivered to Landlord on or prior to the Commencement Date and at least twenty (20) days prior to the expiration of each respective policy term. Upon request, Tenant shall promptly deliver to Landlord a certified copy of any insurance policy required to be maintained by Tenant hereunder. Each insurance policy will contain a provision requiring thirty (30) days' prior written notice to Landlord and any named or additional insured if the policy is materially modified, canceled or not renewed.

              (b) Landlord shall maintain during the Term, with solvent and responsible companies licensed to do business in the State of New Jersey, commercial property insurance with standard "special causes of loss" coverage for the Building in an amount equal to one hundred percent (100%) of the full replacement cost of the Building. Landlord shall, on an annual basis, evaluate the full replacement cost of the building and adjust coverage amounts accordingly. In the event that Tenant performs or causes to be performed improvement to the Premises that constitute fixtures or are of a permanent nature (and not trade fixtures) and notifies Landlord as to such improvements, Landlord will promptly attempt (using commercially reasonable efforts) to cause such improvements to be insured under Landlord's commercial property insurance policy, provided that such improvements shall be at Tenant's risk unless and until covered by Landlord's insurance. Evidence of such insurance in ACORD 27 format shall be delivered to Tenant on or prior to the Commencement Date and prior to the expiration of each respective policy term. Landlord shall also keep in force during the entire Term a policy of commercial general liability insurance covering the Campus from a responsible carrier licensed to do business in the State of New Jersey with a combined single limit of not less than Two Million Dollars ($2,000,000.00) ($1,000,000 per occurrence and $2,000,000 in the aggregate) for any bodily injury or property damage and excess liability insurance of not less than $5,000,000 following form of the commercial general liability, business auto liability and employer's liability insurance maintained by Landlord. Landlord's commercial general liability policy shall include a contractual liability endorsement and cover Landlord's indemnity obligations under this Lease. Upon Tenant's written request, Landlord shall deliver to Tenant an insurance certificate evidencing such insurance. Landlord shall also maintain insurance covering loss of rents for not less than twelve (12) months in connection with a loss covered under its commercial property insurance.

              (c) Landlord and Tenant shall each have included in all policies of property insurance respectively obtained by them with respect to the Premises a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage to real and personal property thereby insured against. To the full extent permitted by law, Landlord and Tenant each waive all right of recovery against the other for, and agree to release the other from liability for, loss or damage to the extent such loss or damage is required to be covered under this Lease at the time of such loss or damage; provided, however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated.

              (d) Throughout the making of any alterations or improvements (other than mere decorations) by Tenant, its agents, contractors or employees, Tenant or Tenant's contractor(s), at its expense, shall carry or cause to be carried (i) workmen's compensation insurance in statutory limits, covering all persons employed in connection with such improvements, (ii) property insurance, completed value form, covering all physical loss (including any loss of or damage to supplies, machinery and equipment) in connection with the making of such alterations or improvements, and (iii) comprehensive liability insurance, with completed operations endorsement, covering any occurrence in or about the Premises in connection with such improvements, which comprehensive liability insurance policy shall have a combined single limit of not less than Two Million and No/100 dollars ($2,000,000). For such improvements costing over $50,000 or which materially affect or impact the structure of the Building, Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect before the commencement of its improvements and, on request, at reasonable intervals thereafter. Evidence of such insurance in Acord Form 27 format and signed by a reputable insurance agent shall be delivered to Landlord prior to the commencement of any such alterations or improvements. For such improvements costing over $50,000 or which materially affect or impact the structure of the Building, each policy shall name Landlord, Townsend Capital, LLC, Landlord's mortgagee (if specified in writing by Landlord) and Landlord's property manager (if specified in writing by Landlord) as an additional insured and shall contain a provision requiring thirty (30) days' prior written notice to Landlord and any named insured if the policy is canceled or not renewed.

        17. ENTIRE AGREEMENT - NO WAIVER

              This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto.

        18. HOLDING OVER

              If Tenant remains in possession of any part of the Premises after expiration of the Term for those Premises, or after any permitted termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof and the Monthly Base Rental for said holdover period shall be one hundred fifty percent (150%) of the amount of Monthly Base Rental and other charges due in the last full month of the Term. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration or earlier termination of the Term.

        19. HEADINGS

              The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

        20. NOTICES

              Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by certified mail, or reliable nationally recognized overnight courier service, addressed (a) if to Tenant, at the address set forth in the introductory paragraph of this Lease with a required copy to Steven M. Cohen, Esquire, Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, PA 19103 and to General Counsel, Lexicon Genetics Incorporated, 8800 Technology Forest Place, The Woodlands, TX 77393-2167, (b) if to Landlord, at the address set forth in the introductory paragraph of this Lease with a required copy to Bart I. Mellits, Esquire, Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103-7599, and (c) if to Guarantor, to Lexicon Genetics Incorporated, 8800 Technology Forest Place, The Woodlands, TX 77393-2167, Attention: General Counsel and Chief Financial Officer, or at such other address for either party as that party may designate by notice to the other. Notice shall be deemed effective and given upon the date of receipt or refusal of delivery to the address required by this Paragraph 20. Either party may change such party's notice address by written notice to the other party given in accordance with the terms hereof.

        21. HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES

              (a) The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective permitted successors, heirs, legal representatives and assigns, it being understood that the term "Landlord" as used in this Lease means only the owner or prime lessee (or the ground lessee) for the time being of the Premises, so that in the event of any sale or sales of said Premises or assignment of any prime lease (or of any ground lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants accruing after the assignment, and obligations of Landlord hereunder accruing thereafter, provided that the purchaser, assignee, or the ground lessee, as the case may be, has assumed and agreed in writing to carry out any and all covenants and obligations of Landlord hereunder. Subject to such purchaser, assignee, or the ground lessee, as the case may be, assuming and agreeing in writing to carry out any and all covenants and obligations of Landlord hereunder, Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such party.

              (b) The parties "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

        22. ATTORNEYS' FEES

              In the event of any law suit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorneys' fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

        23. LATE PAYMENTS

              Any payment due of Tenant hereunder not received by Landlord within five (5) days following the date when due shall be assessed a $5,000 charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional five percent (5%) charge for the aforesaid costs of Landlord, assessed from the date when such payment was due, for each month thereafter until paid in full. Acceptance by Landlord of a payment, and the cashing of a check, in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and in no way be an accord and satisfaction. This provision does not prevent Landlord from declaring the non-payment of Rent when due (and after any required notice and grace period) an Event of Default hereunder.

        24. ESTOPPEL CERTIFICATE

              At any time during the period beginning on the full execution and delivery of this Lease and ending with the expiration or earlier termination of this Lease, Landlord or Tenant shall, within ten (10) days of the written request of the other, execute, acknowledge and deliver to the requesting party, any mortgagee of Landlord, prospective mortgagee of Landlord, ground lessee or prospective ground lessee of the Premises, or any prospective purchaser of the Premises (or in the case of Tenant, all or substantially all of the ownership interests in, or assets of, Tenant) an estoppel certificate in recordable form evidencing whether or not (a) this Lease is in full force and effect; (b) this Lease has been amended in any way; (c) there are any existing defaults on the part of Landlord or Tenant hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of the party giving such estoppel (specifying the nature of such defaults, defenses or offsets, if any);
(d) the date to which Rent and other amounts due hereunder, if any, have been paid; and (e) any such other factual information related to this Lease as may be reasonably requested. Each certificate delivered pursuant to this Paragraph may be relied on by the recipient, any prospective purchaser or transferee or ground lessor of Landlord's interest in the Premises, any prospective purchaser of the interests in, or assets of Tenant, or any mortgagee or prospective mortgagee, or any ground lessee.

        25. SEVERABILITY AND INTERPRETATION

              (a) If any provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of the Lease shall not be affected by such illegality, invalidity or unenforceability and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

              (b) Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

        26. MULTIPLE TENANTS

              If more than one entity comprises and constitutes Tenant, then all entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

        27. FORCE MAJEURE

              The parties shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease (except for the payment of Rent by Tenant) when prevented from so doing by causes beyond their respective control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

        28. QUIET ENJOYMENT

              So long as Tenant is in full compliance with terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the

Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

        29. BROKERAGE COMMISSION; INDEMNITY

              McDevitt Real Estate Services, Inc. ("McDevitt") acted as agent for Landlord in this transaction and CB Richard Ellis ("CB") acted as agent for Tenant in this transaction. McDevitt and CB shall be paid a commission by Landlord pursuant to separate written agreements. Landlord and Tenant each represents and warrants to the other that it has not had any contact with any other brokers other than McDevitt and CB and that there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease. Landlord and Tenant each hereby indemnifies the other and holds the other harmless from and against all loss, cost, damage or expense, including, but not limited to, reasonable attorneys' fees and court costs, incurred by such other party as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under the indemnifying party, other than that of McDevitt and CB pursuant to the agreements referenced above.

        30. EXCULPATION OF LANDLORD

              Landlord's liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the east side of the Campus until the Premises has been subdivided therefrom, and thereafter to Landlord's interest in the Premises. Notwithstanding anything to the contrary contained herein, neither Landlord's nor Tenant's respective partners, officers, directors, members, or shareholders shall have any personal liability whatsoever with respect to this Lease.

        31. ORIGINAL INSTRUMENT

              Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

        32. NEW JERSEY LAW

              This Lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of New Jersey.

        33. NO RECORDATION OF LEASE

              (a) Landlord and Tenant shall execute, contemporaneously with this Lease, a notice of this Lease ("Notice of Lease") in the form required by New Jersey law, which may be recorded by Tenant at Tenant's expense in the real estate records of the county in which the Premises is located. Tenant agrees, after termination of this Lease, within five (5) business days of Tenant's receipt of Landlord's written request, to execute an instrument in recordable the form attached hereto as Exhibit J ("Lease Termination") stating that the Lease (including, but not limited to, the Purchase Option, Right of First Refusal and Expansion Right) has been terminated and terminating the Notice of Lease. Notwithstanding the foregoing, in the event Tenant purchases the Premises pursuant to the Purchase Option or the Right of First Refusal, the Notice of Lease shall continue to be effective with respect to (i) the Expansion Right (to the extent it remains in effect at the time Tenant purchases the Premises), (ii) the Utility Easement (to the extent the Premises are still served by the Utility Facilities), and (iii) the Parking Easement (to the extent that the Parking Lot (or the Replacement Lot, as the case may be) is located off of the Land), and the Lease Termination shall so provide. Tenant agrees to indemnify Landlord for any actual damages that Landlord may incur as a result of Tenant's refusal or delay in executing the Lease Termination. Notwithstanding the foregoing, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact for the sole purpose of signing the Lease Termination upon termination of this Lease (but only if Tenant does not sign the Lease Termination within the five (5) business day time period), and the Notice of Lease shall contain such appointment.

              (b) Tenant further agrees, after termination of the Purchase Option (as set forth in Paragraph 39 of this Lease) or the termination of the Right of First Refusal (as set forth in Paragraph 40 of this Lease) or the termination of the Expansion Right (as set forth in Paragraph 42 of this Lease), within five (5) business days of Tenant's receipt of Landlord's written request, to execute an instrument in the form attached hereto as Exhibit K (the "Option Termination") stating that the Purchase Option or Right of First Refusal or Expansion Right, as the case may be, is terminated, and terminating such rights, pursuant to the terms of Paragraphs 39, 40 or 42, respectively, of this Lease.

        34. HAZARDOUS WASTES/ENVIRONMENTAL COMPLIANCE


              (a) For purposes of Paragraph 34, the following definitions shall apply:

                  (i) "Environmental Law" shall mean any and all currently existing or subsequently enacted or effective federal, state and local laws, statutes, codes, rules, regulations, ordinances, orders, standards, permits, licenses and requirements and any amendments, implementing regulations and reauthorizations thereto in effect during the Term regulating, dealing with, pertaining to or imposing liability or standards of conduct concerning the use, exposure, generation, manufacture, transportation, import, export, treatment, storage, disposal, emission, release, discharge, remediation or abatement of Hazardous Substances, or the preservation, conservation or regulation of the environment, including without limitation the following laws and any regulations adopted pursuant thereto: Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss.9601 et. seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et. seq., as amended, the Clean Air Act, 42 U.S.C. ss.7401 et. seq., as amended, the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et. seq., as amended, the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss. 2601 et. seq., the Clean Water Act, 33 U.S.C. ss.1801 et. seq., as amended, the New Jersey Solid Waste Management Act, N.J.S.A. 13:1-E-1 et. seq., as amended, the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et. seq., as amended, the New Jersey Air Pollution Control Act, N.J.S.A. 26:2 C-1 et. seq., as amended, The New Jersey Spill Compensation and Control Act ("Spill Act"), N.J.S.A. 58:23-10 et. seq., as amended, and the Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1K-6 et. seq., as amended.


                  (ii) "Hazardous Substances" shall mean and include any substance or material containing one or more of any of the following: "hazardous material," "hazardous waste," "hazardous substance," "contaminant," "regulated substance," "toxic substance," "oil," "petroleum," "petroleum product," "pollution," and "pollutant" as such terms are defined under Environmental Law.

                  (iii) "Release" or "Threatened Release" shall have the same meaning such terms have under CERCLA.

                  (iv) "Discharge" shall have the same meaning the term has under the Spill Act.

              (b) Tenant covenants and agrees that Tenant will not store, use, or otherwise handle any Hazardous Substances except in quantities reasonably necessary for Tenant's use and then only in compliance with Environmental Law. Notwithstanding the foregoing, Tenant is prohibited from disposing any Hazardous Substances at the Building or on the Premises except in compliance with Environmental Law. Tenant agrees to notify Landlord prior to allowing any explosives or radiation materials on the Premises. Tenant further agrees to indemnify and hold Landlord harmless from and against all claims, costs, liabilities, damages, judgments, fines, penalties or losses (including but not limited to sums paid in settlement of claims, attorneys' fees and costs of litigation) (collectively, "Damages") arising from (i) any requirement imposed upon Landlord or Tenant by order of any federal, state, or local governmental authority to pay for the cleanup or removal of any Hazardous Substances from the Building or Premises, or Releases or Threatened Releases of Hazardous Substances at or from the Building or Premises (A) or balance of the east side of the Campus caused by the acts or omissions of Tenant, its employees, agents, contractors or invitees provided that after Final Approval, the indemnity under this Clause (A) shall be limited to the Premises and Parking Lot (but with respect to the Parking Lot, only at such times as Tenant has exclusive use thereof); or (B) occurring during the Term of this Lease not caused by Landlord, its agents, employees or contractors (except for Hazardous Substances migrating to the Premises and not released by Tenant, its agents, employees, invitees or contractors or Hazardous Substances existing on the Premises or in the Building prior to the Commencement Date); or (ii) Tenant's violation of any Environmental Law; or (iii) Tenant's breach of any of its obligations contained in this Paragraph.

              (c) Landlord agrees to indemnify and to hold Tenant harmless from and against all Damages, including attorney fees and costs of litigation, arising from (i) any requirement imposed upon Landlord or Tenant by order of any federal, state, or local governmental authority to pay for the cleanup or removal of any Hazardous Substances from the Building, Premises or the east side of the Campus, or Releases or Threatened Releases of Hazardous Substances at or from the Building, Premises or east side of the Campus, in each case to the extent caused by the acts or omissions of Landlord, its employees, agents, contractors or invitees; or (ii) Landlord's violation of any Environmental Law. Any obligation Landlord may have to indemnify Tenant pursuant to this Paragraph 34(c) shall be secondary to the insurance coverage provided by the Environmental Insurance (as hereinafter defined).

              (d) Landlord agrees to indemnify and to hold Tenant harmless from and against all Damages, including attorney fees and costs of litigation, arising from any requirement imposed upon Landlord or Tenant by order of any federal, state, or local governmental authority to pay for the cleanup or removal of any Hazardous Substances from the Building, Premises or the east side of the Campus, or Releases or Threatened Releases of Hazardous Substances at or from the Building, Premises or east side of the Campus: (i) existing on or at the Premises on or before Tenant's execution of this Lease; or (ii) existing on or at a portion of the east side of the Campus other than the Premises on or before Tenant's execution of the Lease; or (iii) occurring on or at a portion of the east side of the Campus other than the Premises during the Term of this Lease and not caused by Tenant; or (iv) occurring after the expiration or earlier termination of this Lease and not caused by Tenant; provided that after Final Approval, any obligation Landlord may have to indemnify Tenant pursuant to this paragraph 34(d)(ii), (iii) and (iv) shall be limited to the portions of the east side of the Campus that Landlord owns at the time such Damages are imposed. Any obligation Landlord may have to indemnify Tenant pursuant to this Paragraph 34(d) shall be secondary to the insurance coverage provided by the Environmental Insurance.

              (e) The respective obligations of the parties under this Paragraph 34 shall survive the termination or earlier expiration of this Lease.

              (f) If ISRA is not applicable, Tenant will obtain a Letter of Nonapplicability from the New Jersey Department of Environmental Protection prior to its termination of any activities in the Premises or the term of this Lease, whichever is earlier. If in connection with a sale, transfer, or mortgage of any portion of the Campus by Landlord or other transaction by the Landlord where Landlord is required to comply with ISRA, Tenant will cooperate with Landlord and provide any information reasonably requested by Landlord to comply with ISRA or to obtain a Letter of Nonapplicability.

              (g) The parties shall purchase a pollution legal liability insurance policy naming Tenant as insured ("Environmental Insurance") providing coverage for certain claims associated with environmental contamination existing on, in or under the Campus as of the Commencement Date ("Environmental Contamination"). The Environmental Insurance, which shall be in a form substantially similar to that attached to this Lease as Exhibit G, shall provide coverage for clean-up costs associated with the Environmental Contamination, as well as third party claims for property damage and bodily injury. The term of the Environmental Insurance shall be 10 years, with a policy limit of $5,000,000 in the aggregate and a per loss limit of $5,000,000, with a $10,000 deductible per loss. The premium and any applicable fees for the Environmental Insurance up to $76,000.00 shall be paid (or the amount of such premium up to $76,000.00 shall be forwarded to Tenant) by Landlord on the date that Landlord executes this Lease, and Tenant shall pay any amount by which the premium and any applicable fees exceed $76,000.00. The terms of this Lease shall be subject to and shall not be effective or binding on either party unless and until such payment by Landlord is made or forwarded to Tenant. Any obligation Landlord may have to indemnify Tenant pursuant to Article 34 of this Lease shall be secondary to the insurance coverage provided by the Environmental Insurance.

        35. LEASE BINDING UPON DELIVERY; NO OPTION

              Submission of this Lease for examination and negotiation does not constitute an option to lease or reservation of space for the Premises. This Lease shall be effective only when executed and delivered by both parties. If this Lease has been submitted to Tenant in form already signed by Landlord, it evidences only Landlord's offer to enter into this Lease on the exact terms provided as delivered, which offer may be revoked at any time and which may additionally expire at any certain time established by Landlord in writing unless executed by Tenant and an original delivered to Landlord prior to written revocation of Landlord's offer or on or before the date established by Landlord in writing.

        36. SECURITY DEPOSIT

              (a) As additional security for the payment of Rent and its faithful performance of all covenants, terms and conditions of this Lease, within 45 days of the date of this Lease, Tenant shall deliver to Landlord a Four Hundred Thirty Thousand One Hundred Fourteen and 59/100 Dollars ($430,114.59) irrevocable, unconditional Letter of Credit, substantially in the form of Exhibit E attached hereto, with only such modifications as are acceptable to Landlord and Tenant in form and substance, or in such other form reasonably acceptable to Landlord and Tenant, issued or confirmed by a nationally chartered bank acceptable to Landlord, naming Landlord as beneficiary (the "Letter of Credit"). In the event Tenant has not invested at least $1,250,000 in the Building in the form of permanent improvements (not including trade fixtures, equipment or personal property) ("Tenant's Initial Building Investment") on or before the last day of the first Lease Year, then Tenant shall, within five (5) business days of the last day of the first Lease Year, deliver to Landlord a replacement Letter of Credit in the amount of Six Hundred Eighty Thousand One Hundred Fourteen and 59/100 Dollars ($680,114.59), and all future replacement Letters of Credit required hereunder shall be in that amount. In the event Tenants elects to receive the Additional T.I. Allowance as described in Paragraph 5(h) of this Lease, and at the time of such election Tenant has not made all of Tenant's Initial Building Investment, Tenant's receipt of the Additional T.I. Allowance shall be conditioned on Tenant delivering to Landlord a replacement letter of credit in the amount of One Million Six Hundred Eighty Thousand One Hundred Fourteen and 59/100 Dollars ($1,680,114.59), and all future replacement letters of credit required hereunder shall be in that amount. Tenant shall cause the Letter of Credit to be renewed and replaced yearly, and Tenant shall cause to be delivered each replacement Letter of Credit on or before the date that is 30 days prior to the expiration date of the Letter of Credit In the event Tenant fails to cause to be delivered any such replacement Letter of Credit to Landlord by the date that is 30 days prior to the expiration date of the Letter of Credit, or fails to cause to be extended the Letter of Credit, Landlord may draw upon the then-current Letter of Credit to its full amount, and shall deposit the proceeds in an interest-bearing account in a bank, the accounts of which are federally insured, as security for the payment of Rent and Tenant's faithful performance of all covenants, terms and conditions of this Lease; upon delivery of such replacement or extended Letter of Credit to Landlord, the proceeds so deposited, less any amounts retained by Landlord on account of any Event of Default of Tenant and any incidental costs related to such deposits, shall be paid to Tenant.

              (b) If at the end of the Term of this Lease or the sooner termination hereof Tenant has failed to pay Rent or other sums due hereunder after any required notice and beyond any applicable grace periods, then Landlord may, at its option, draw on the Letter of Credit for the payment of any such overdue Rent, or other sum. In the event of the failure of Tenant to keep and perform any of its other obligations under this Lease after any required notice and beyond any applicable grace periods, then Landlord, at its option, may draw on the Letter of Credit only to the extent necessary to make Landlord whole and to compensate Landlord for any loss or damage sustained or suffered by Landlord due to an Event of Default on the part of

Tenant. If at any time Landlord should draw on the Letter of Credit, Tenant shall, within thirty (30) days after written demand by Landlord, cause the Letter of Credit to be restored to its full required amount, or supply to Landlord additional security in the form of cash in an amount which, when aggregated with the undrawn balance of the Letter of Credit, equals the full required amount.

        37. TRAFFIC MANAGEMENT PLAN

              In connection with its use of the driveways and parking areas serving the Premises and the Campus, Tenant shall comply with the terms of the Traffic Management Plan attached hereto as Exhibit H, and with amendments thereto that do not materially adversely affect Tenant's rights and obligations hereunder.

        38. AUTHORITY

              The parties represent to each other that each has the full right and authority to enter into, execute and perform this Lease.

        39. PURCHASE OPTION

              Provided that no Event of Default by Tenant exists and provided further that the Land has been subdivided from the balance of the east side of the Campus at the time Landlord receives Tenant's Option Notice (defined below), Tenant shall have an option to purchase the Premises (the "Option to Purchase") on the following terms and conditions:

              (a) Tenant shall exercise the Option to Purchase by written notice ("Tenant's Option Notice") to Landlord given no earlier than the Commencement Date and not later than the last day of the Third Lease Year of the initial Term (the "Purchase Option Expiration Date"), provided that if Tenant is entitled to, and does, elect to file a subdivision plan to subdivide the Land from the balance of the east side of the Campus as set forth in Subparagraph 1(e)(ii) of this Lease, then the Purchase Option Expiration Date shall be extended to the date which is one hundred twenty (120) days after the last day of the third
(3rd) Lease Year. Closing shall take place at a mutually agreeable location thirty (30) days following Landlord's receipt of Tenant's Option Notice. Tenant shall pay the purchase price for the Premises at closing in cash or by wire transfer of immediately available funds. The purchase price shall be as set forth in Exhibit F. Landlord shall make no representations or warranties whatsoever regarding the physical condition of the Premises, including, without limitation, the Land, Building or other improvements thereon, it being the intent of the parties that the conveyance of the Premises to Tenant shall be on an AS-IS, WHERE-IS basis. Tenant shall comply with ISRA in connection with the sale of the Premises to Tenant and, if required by Law or to ensure Tenant's good and marketable title to the Premises, Landlord shall be responsible, at its sole cost, to use its diligent, commercially reasonable efforts to obtain a Certificate of Limited Conveyance with respect to the Premises under ISRA Case No. E95-517 and any other ISRA case affecting the east side of the Campus at the time of the sale not resulting from Tenant's activities. Landlord shall convey to Tenant good and marketable title to the Premises (insurable by a national title company at its regular rates) by standard bargain and sale deed with covenants against grantor's acts subject only to (i) encumbrances, easements, covenants, restrictions and other matters of record affecting the Premises on the date of this Lease (but excluding mortgages, judgment liens and other monetary liens), (ii) all matters of record or otherwise affecting the Premises created by or on behalf of Tenant or those claiming through, by or under Tenant; (iii) covenants, restrictions, easements and other encumbrances affecting the Premises after the date hereof
(1) required by governmental authorities in connection with the Subdivision Plan, or (2) deemed necessary or appropriate by Landlord (in Landlord's commercially reasonable judgment) in connection with the Subdivision Plan and/or the development of the balance of the east side of the Campus; (iv) the Utility Easement and the Parking Easement if granted pursuant to Subparagraph 1(d)(iii);
(v) such facts as an accurate survey will disclose, and (vi) real estate taxes assessed but not yet due and payable. Real estate taxes will be adjusted as of the date of closing and Landlord shall pay all transfer taxes.

              (b) The Option to Purchase shall expire and be of no further force or effect if it is not exercised by Tenant on or before the Purchase Option Expiration Date, time being of the essence hereunder. The Option to Purchase shall also terminate upon the termination of this Lease.

              (c) If Landlord sells the Premises, or the Larger Parcel (as defined below), as the case may be, Landlord agrees to obtain from such transferee for the benefit of Tenant a written acknowledgement by such transferee of both the Option to Purchase and Tenant's right to elect to file a subdivision plan as set forth above.

              (d) Tenant, after the termination of the Option to Purchase and within five (5) business days after receipt of Landlord's request, shall execute and deliver to Landlord the Option Termination in the form attached hereto as Exhibit K confirming the termination of the Option to Purchase. Tenant's failure to so execute and deliver the Option Termination within the five (5) day period shall entitle Landlord to execute and record the Option Termination in the appropriate land records which shall be binding upon the parties and may be relied upon by third parties, and Tenant hereby irrevocably appoints Landlord as its attorney-in-fact for the sole purpose of execution and recording the Option Termination if Tenant fails to execute and deliver the Option Termination within the five (5) day period. The Notice of Lease shall contain such appointment by Tenant of Landlord as attorney-in-fact. Notwithstanding Landlord's rights as set forth in the foregoing sentence, and without limiting the generality of Tenant's indemnification as set forth above, Tenant shall be liable for any and all actual damages that Landlord may incur as a result of Tenant's wrongful refusal or delay in executing the Option Termination or Tenant's execution of an affidavit or other documents stating that their rights under this Option to Purchase have not terminated if the affidavit or other document shall prove to be false.

              (e) The Option to Purchase is personal to Lexicon Pharmaceuticals (New Jersey), Inc. and not assignable and shall terminate and be void in the event Lexicon Pharmaceuticals (New Jersey), Inc. attempts to assign, mortgage, pledge, encumber or otherwise transfer the Option to Purchase. Notwithstanding the foregoing, (A) in the event Lexicon Pharmaceuticals (New Jersey), Inc. assigns the Lease to an Affiliated Entity or Permitted Transferee, the Option to Purchase shall survive such assignment (provided the Option to Purchase shall not survive the further assignment of this Lease except to other Affiliated Entities or Permitted Transferees, and (B) Lexicon Pharmaceuticals (New Jersey), Inc. may assign the Option to Purchase to an Affiliated Entity of Lexicon Pharmaceuticals (New Jersey), Inc.

separate and apart from the Lease provided that such Affiliated Entity may exercise the Option to Purchase only if Lexicon Pharmaceuticals (New Jersey), Inc. remains the Tenant hereunder and provided there is no Event of Default hereunder.

        40. RIGHT OF FIRST REFUSAL TO PURCHASE THE PREMISES

              Provided that there is no uncured Event of Default on the part of Tenant under this Lease at the time Landlord provides Tenant with Landlord's Sale Notice (defined below), Tenant shall have a right of first refusal ("Right of First Refusal") to purchase the Premises or the Larger Parcel (defined below), as the case may be, on the following terms and conditions:

              (a) If, during the fourth through tenth Lease Years, Landlord intends to accept a third party offer for the purchase of the Premises, or of property including the Premises (the "Larger Parcel"), Landlord shall notify Tenant in writing of such third party offer, accompanied by a copy of such third party offer ("Landlord's Sale Notice") and Tenant shall have the right to purchase the Premises or the Larger Parcel, as the case may be, on the same economic terms and conditions as contained in Landlord's Sale Notice. Tenant's rights hereunder shall not apply with respect to a sale in connection with, or a deed in lieu of, a foreclosure, or a sale by operation of law, and in general shall specifically be subordinate to the rights of all mortgagees pursuant to the applicable terms of this Lease.

              (b) Tenant shall have ten (10) business days from the date of Landlord's Sale Notice to notify Landlord in writing ("Tenant's Election Notice") of its election to purchase the Premises, or the Larger Parcel, as the case may be, on the terms and conditions contained in Landlord's Sale Notice including, without limitation, the purchase price, any requirements for deposits, the manner of payment, and the closing date (the "Closing Date"). If Tenant delivers Tenant's Election Notice and thereafter fails to close on the purchase of the Premises, or the Larger Parcel, as the case may be, on the Closing Date, the Right of First Refusal shall terminate and be void and of no further force or effect; provided, however, that in the event the property in question is the Larger Parcel, the Right of First Refusal with respect to the Premises shall survive the sale of the Larger Parcel and be binding on the purchaser of the Larger Parcel, and Landlord agrees to obtain from such transferee for the benefit of Tenant a written acknowledgement by such transferee of the Right of First Refusal.

              (c) If Tenant does not deliver Tenant's Election Notice to Landlord within such ten (10) business day period (time being of the essence), Landlord may then proceed to sell the Premises, or the Larger Parcel, as the case may be, to the proposed purchaser set forth in Landlord's Sale Notice substantially in accordance with the terms and conditions set forth in Landlord's Sale Notice. If the purchase price ultimately paid by the proposed purchaser is more than, or is not more than five percent (5%) less than, the proposed purchase price set forth in Landlord's Sale Notice, such purchase price shall be considered to be substantially in accordance with the terms and conditions as set forth in Landlord's Sale Notice. If Landlord desires to sell the Premises or Larger Parcel, as the case may be, not in substantial accordance with the terms and conditions set forth in Landlord's Sale Notice, or to a new purchaser which is not an Affiliated Entity of the original proposed purchaser, then Landlord shall be required to re-offer the Premises, or the Larger Parcel, as the case may be, to Tenant under such revised terms pursuant to the procedure set forth in this Paragraph 40. If Tenant does not deliver Tenant's Election Notice to Landlord on or before the expiration of such ten (10) business day period (time being of the essence) and Landlord sells the Premises, or the Larger Parcel, as the case may be, in substantial accordance with the terms and conditions set forth in Landlord's Sale Notice, then the Right of First Refusal shall terminate and shall be null and void, and Landlord shall have no further obligation to sell the Premises, or the Larger Parcel, as the case may be, to Tenant; provided, however, that in the event the property in questions is the Larger Parcel, the Right of First Refusal with respect to the Premises shall survive the sale of the Larger Parcel and be binding on the purchaser of the Larger Parcel, and Landlord agrees to obtain from such transferee for the benefit of Tenant a written acknowledgement by such transferee of the Right of First Refusal.

              (d) Tenant, after the termination of the Right of First Refusal and within five (5) business days after receipt of Landlord's request, shall execute and deliver to Landlord the Option Termination in the form attached hereto as Exhibit K confirming the termination of the Right of First Refusal. Tenant's failure to so execute and deliver the Option Termination within the five (5) day period shall entitle Landlord to execute and record the Option Termination in the appropriate land records which shall be binding upon the parties and may be relied upon by third parties, and Tenant hereby irrevocably appoints Landlord as its attorney-in-fact for the sole purpose of execution and recording the Option Termination if Tenant fails to execute and deliver the Option Termination within the five (5) day period. The Notice of Lease shall contain such appointment by Tenant of Landlord as attorney-in-fact. Notwithstanding Landlord's rights as set forth in the foregoing sentence, and without limiting the generality of Tenant's indemnification as set forth above, Tenant shall be liable for any and all actual damages that Landlord may incur as a result of Tenant's wrongful refusal or delay in executing the Option Termination or Tenant's execution of an affidavit or other documents stating that their rights under this Right of First Refusal have not terminated if the affidavit or other document shall prove to be false.

              (e) The Right of First Refusal is personal to Lexicon Pharmaceuticals (New Jersey), Inc. and not assignable and shall terminate and be void in the event Lexicon Pharmaceuticals (New Jersey), Inc. attempts to assign, mortgage, pledge, encumber or otherwise transfer the Right of First Refusal. Notwithstanding the foregoing, (A) in the event Lexicon Pharmaceuticals (New Jersey), Inc. assigns the Lease to an Affiliated Entity or a Permitted Transferee, the Right of First Refusal shall survive such assignment (provided the Right of First Refusal shall not survive the further assignment of this Lease except to other Affiliated Entities of Lexicon Pharmaceuticals (New Jersey), Inc. or Permitted Transferees), and (B) Lexicon Pharmaceuticals (New Jersey), Inc. may assign the Right of First Refusal to an Affiliated Entity of Lexicon Pharmaceuticals (New Jersey), Inc. separate and apart from the Lease provided that such Affiliated Entity may exercise the Right of First Refusal only if Lexicon Pharmaceuticals (New Jersey) Inc. remains the Tenant hereunder and provided there is no Event of Default hereunder.

        41. SIGNAGE

              Tenant shall have the right to install exterior or interior signage as permitted by, and in accordance with, applicable Laws.

        42. EXPANSION

              Landlord agrees that so long as no Event of Default on the part of Tenant under this Lease exists, Tenant shall have the following rights (the "Expansion Right"):

              (a) During the Lease Years 1 through 5 of the Term, Landlord will, if requested in writing by Tenant, negotiate in good faith the terms and conditions of the development, and leasing by Tenant, of one or more additional building(s) (the "Expansion Building(s)") to be constructed on the portion of the east side of the Campus shown on the Subdivision Plan as Lot 14.04 (the "Expansion Parcel"). Tenant shall also negotiate in good faith. Landlord's obligation to negotiate the development of such Expansion Building(s) during Lease Years 1, 2 and 3 shall be limited to a maximum aggregate 150,000 RSF for such Expansion Building(s) and Landlord agrees to reserve sufficient Floor Area Ratio (as such term is used in the Township of Hopewell's Land Use and Development ordinances) ("FAR") pursuant to its development approvals through the end of Lease Year 3 in order to develop up to 150,000 RSF of space. Landlord's obligation to negotiate the development of such Expansion Building(s) during Lease Years 4 and 5 shall be limited to a maximum aggregate RSF 100,000 RSF for such Expansion Building(s) and Landlord agrees to reserve sufficient FAR pursuant to its development approvals through the end of Lease Year 5 in order to develop up to 100,000 RSF of space. If (i) Landlord and Tenant conduct a negotiation with respect to the development of Expansion Building(s) during Lease Years 1 through 5 and, notwithstanding the good faith attempts of the parties to reach agreement, (1) no agreement is reached and negotiations are terminated by either party (the date of the termination being referred to herein as the "Negotiation Termination Date"), or (2) no agreement is reached by the last day of the fifth Lease Year; or (ii) Tenant does not request in writing to Landlord to negotiate with respect to the development, and leasing by Tenant, of an Expansion Building prior to the end of the last day of the fifth Lease Year, then, effective upon the earlier of the Negotiation Termination Date or the last day of the fifth Lease Year, Tenant shall have no further right to require Landlord to negotiate for the development, and leasing by Tenant, of an Expansion Building; provided, however, that for the balance of the Term of this Lease, Landlord shall notify Tenant prior to developing the last available 100,000 RSF of FAR for the Expansion Parcel and Tenant shall have the right, within ten (10) business days of receiving said notice, to notify Landlord in writing ("Tenant's Negotiation Notice") that Tenant desires to negotiate in good faith with Landlord for the development, and lease by Tenant, of an Expansion Building not to exceed 100,000 RSF, and if Tenant so notifies Landlord, Landlord and Tenant shall promptly commence good faith negotiations regarding the terms of such development and leasing; and if, notwithstanding the good faith efforts of Landlord and Tenant, (A) no such agreement is reached and negotiations are terminated by either party, or (B) no such agreement is reached on or before the date which is forty five (45) days from the date Landlord receives Tenant's Negotiation Notice, then Tenant's Expansion Right shall expire and be null and void and Tenant shall have no further rights under this Paragraph 42. To the extent the Expansion Right survives the termination of this Lease, after the termination of this Lease all references to the term "Lease Year" made within this Paragraph 42 shall mean the same period of time that a particular Lease Year would have covered had the Lease not been terminated.

              (b) Time is of the essence with respect to this Article 42.

              (c) Provided this Lease is still in force and effect and the terms and conditions of this Article remain applicable at the time of the relevant sale: (i) this Article shall bind any purchaser or ground lessee of the Expansion Parcel, and Landlord agrees to obtain from such purchaser or ground lessee a written acknowledgement by such party of the Expansion Right; and (ii) if Tenant purchases the Premises pursuant to the Purchase Option or Right of First Refusal, the Expansion Right pursuant to the terms of this Article 42 shall survive such purchase and continue to bind the Expansion Parcel and Tenant and if Landlord is the owner of the Expansion Parcel at such time, Landlord shall acknowledge the Expansion Right in favor of Tenant in writing

              (d) Tenant, after the termination of the Expansion Right and within five (5) business days after receipt of Landlord's request, shall execute and deliver to Landlord the Option Termination in the form attached hereto as Exhibit K confirming the termination of the Expansion Right. Tenant's failure to so execute and deliver the Option Termination within the five (5) day period shall entitle Landlord to execute and record the Option Termination in the appropriate land records which shall be binding upon the parties and may be relied upon by third parties, and Tenant hereby irrevocably appoints Landlord as its attorney-in-fact for the sole purpose of execution and recording the Option Termination if Tenant fails to execute and deliver the Option Termination within the five (5) day period. The Notice of Lease shall contain such appointment by Tenant of Landlord as attorney-in-fact. Notwithstanding Landlord's rights as set forth in the foregoing sentence, and without limiting the generality of Tenant's indemnification as set forth above, Tenant shall be liable for any and all actual damages that Landlord may incur as a result of Tenant's wrongful refusal or delay in executing the Option Termination or Tenant's execution of an affidavit or other documents stating that their rights under this Expansion Right have not terminated if the affidavit or other document shall prove to be false.

              (e) The Expansion Right is personal to Lexicon Pharmaceuticals (New Jersey), Inc. and not assignable and shall terminate and be void in the event Lexicon Pharmaceuticals (New Jersey), Inc. attempts to assign, mortgage, pledge, encumber or otherwise transfer the Expansion Right. Notwithstanding the foregoing, (A) in the event Lexicon Pharmaceuticals (New Jersey), Inc. assigns the Lease to an Affiliated Entity or a Permitted Transferee, the Expansion Right shall survive such assignment (provided the Expansion Right shall not survive the further assignment of this Lease except to other Affiliated Entities of Lexicon Pharmaceuticals (New Jersey), Inc. or Permitted Transferees), and (B) Lexicon Pharmaceuticals (New Jersey), Inc. may assign the Expansion Right to an Affiliated Entity of Lexicon Pharmaceuticals (New Jersey), Inc. separate and apart from the Lease provided that such Affiliated Entity may exercise the Expansion Right only if Lexicon Pharmaceuticals (New Jersey) Inc. remains the Tenant hereunder and provided there is no Event of Default hereunder.

        43. GOVERNMENTAL INCENTIVES

              Notwithstanding anything to the contrary contained herein, this Lease, and all of Tenant's obligations hereunder, are conditional upon Tenant's receipt of Business Employment Incentive Program Benefits from the New Jersey Economic Development Authority in an amount not less than $500,000 (the "Governmental Incentives"). If an approval letter for the Governmental Incentives is not received by Tenant, Tenant may, by written notice to Landlord on or before May 23, 2002, terminate this Lease, whereupon all obligations and liabilities of both Landlord and Tenant shall be extinguished, provided that Tenant shall promptly reimburse Landlord for Landlord's actual costs (as evidenced by copies of paid invoices or other reasonably satisfactory documentation) incurred in connection with the application for building permits, design approvals and other similar tasks undertaken by Landlord in connection with Landlord's Work and reasonable legal fees in connection with the negotiation of this Lease. In the event Tenant receives such approval letter for the Governmental Incentives on or before May 23, 2002 (and notwithstanding Tenant's attempted exercise of the contingency set forth in this Article 43), then the contingency set forth in this Article 43 shall terminate and become null and void. In the event Tenant fails to notify Landlord that it is exercising this contingency on or before May 23, 2002, then the contingency set forth in this Article 43 shall expire and be of no further force or effect.

        44. LANDLORD'S SUBORDINATION

              Landlord agrees to subordinate any lien or right to lien Landlord may have with respect to Tenant's personal property, equipment and trade fixtures to the security interest of Tenant's lender or equipment lessor provided such lender or equipment lessor is not an Affiliated Entity of Tenant. In connection with such subordination, Landlord shall act in a commercially reasonable and timely manner in signing documentation reasonable requested by Tenant or Tenant's lender and Landlord further agrees that Landlord shall not materially interfere with Tenant's ability to obtain financing on Tenant's personal property, equipment and trade fixtures.

        45. NO CONSEQUENTIAL DAMAGES

              Notwithstanding any provision in this Lease to the contrary, in no event shall Landlord or Tenant be liable for any indirect or consequential damages in connection with this Lease, the use of the Premises or for any other reason whatsoever.

        46. SURVIVAL

              All representations, warranties, covenants, conditions and agreements contained herein which either are expressed as surviving the expiration or termination of this Lease, or, by their nature are to be performed or observed, in whole or in part, after the termination or expiration of this Lease, shall survive the termination or expiration of this Lease.

        47. CONFIDENTIALITY AGREEMENT

              Landlord and Tenant have entered into a Confidentiality Agreement of even date herewith addressing matters involving confidential information of Tenant on the Premises.

              IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

                                "TENANT":

                                LEXICON PHARMACEUTICALS (NEW JERSEY), INC.


                                By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                Attest:
                                         -----------------------------------
                                         Authorized Signature

                                Its:
                                         -----------------------------------
                                         Type Name and Title of Signatory

                                "LANDLORD":

                                TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, doing business in new Jersey as TPT LIMITED PARTNERSHIP

                                By:      DWT A II, LLC, its general partner


                                By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                    GUARANTY

              FOR VALUE RECEIVED, and in consideration for, and as an inducement to TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, its successors and assigns, as Landlord, to make the foregoing Lease with LEXICON PHARMACEUTICALS (NEW JERSEY), INC., its successors and assigns, as Tenant, the undersigned, LEXICON GENETICS INCORPORATED, a Delaware corporation, unconditionally guarantees the full performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by Tenant and Tenant's successors and assigns, and expressly agrees that the validity of this Guaranty and the obligations of the guarantor(s) hereunder shall not be terminated, affected or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by the relief of Tenant from any of Tenant's obligations under said Lease by operation of law or otherwise (including without implied limitation, the rejection or assignment of the Lease in connection with proceedings under bankruptcy laws now or hereafter enacted), irrespective of Landlord's consent or other action or inaction with respect to such relief, the undersigned hereby waiving notice, protest, demand of the acceptance of this Guaranty all suretyship defenses and all defenses in the nature hereof.

              The undersigned further covenants and agrees that this Guaranty shall continue in full force and effect as to any renewal, modification or extension of the Lease, whether or not the undersigned shall have received any notice of or consented to such renewal, modification or extension. The undersigned further agrees that the undersigned's liability under this Guaranty shall be primary, and that in any right of action which shall accrue to Landlord under said Lease, Landlord may, at Landlord's option, proceed against the undersigned and Tenant, jointly and severally, and may proceed against any or all of the undersigned without having commenced any action against or having obtained any judgment against Tenant. In addition to any other remedies Landlord may have against the undersigned and the obligation of the undersigned to Landlord, the undersigned shall reimburse Landlord for all reasonable costs incurred by Landlord in connection with the enforcement of this Guaranty or the Lease or a default under either including, without limitation, all costs of collection and reasonable attorneys' fees. No party liable under this Guaranty shall be entitled to rights of subrogation against any party or interest in the Lease before the full performance and observance of all covenants, conditions and agreements of the Lease.

              It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for any subsequent performance or observance of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

              No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the undersigned guarantor(s) under this Guaranty. Wherever reference is made to the liability of Tenant named in the Lease, such reference shall be deemed likewise to refer to the undersigned guarantor(s).

              Notwithstanding the foregoing, the obligations of the undersigned shall not become effective until (i) an Event of Default has occurred under the foregoing Lease and (ii) with respect to an Event of Default involving the non-payment of Rent (as defined in the foregoing Lease) or any other sum of money due by the Tenant under the foregoing Lease, the undersigned has been given notice of said non-payment and has failed to cure said non-payment within the grace period therefor set forth in Subparagraph 10(a)(i) of the foregoing Lease.

              It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the respective successors and assigns of the Landlord, and shall be binding upon the respective successors and assigns of the undersigned.

              IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of May 23, 2002.

                                LEXICON GENETICS INCORPORATED


                                By:
                                         -----------------------------------
                                         Name:
                                         Title:
Attest:


--------------------------------
Secretary

                                    EXHIBIT A

                           LEGAL DESCRIPTION OF CAMPUS



                                   [ATTACHED]

                                    EXHIBIT B

                  PLAN SHOWING PREMISES AND EAST SIDE OF CAMPUS



                                   [ATTACHED]

                                    EXHIBIT C

                                 LANDLORD'S WORK

1.   Installation of the workstation for the Siemens HVAC DDC control system.

2. Re-commissioning of all mechanical systems including air handlers, chillers, boilers, house vacuum, cooling tower and associated pumps. Operating manuals, commissioning reports and balancing reports are to be available at completion of this work to support the determination of completion. One set of all operating manuals; commissioning reports and balancing reports are to be provided to Tenant within a reasonable time after completion of this work.

3.   Renovation of the restroom in the mechanical room of the basement.

4.   ADA lift from 1st floor to cafeteria will be certified and operational.

5. Completion of combustion air ducting including air duct pre-heat coil located in the basement.

6. Freight elevator will be made compliant with NJ Department of Community Affairs requirements with reinspection certificate.

7. All existing equipment in the building will be removed (excluding surplus supplies).

8. Landlord will install any missing vinyl base identified by Tenant to Landlord prior moving into the building

9. Landlord will touch-up any paint and interior finishes identified by Tenant prior to moving into the building.

10. Landlord will repair any roof leaks and replace any stained ceiling tiles identified by Tenant prior to moving into the building.

     In addition, Landlord will complete the following items as noted below (these items shall not affect the Commencement Date of the Lease):

1. Landlord will install an ADA compliant handrail from the parking lot to the building. The work shall include any necessary retaining walls and a wooden guardrail between the ramp and the circle drive. Soil areas adjacent to the handrail will be seeded upon completion. This work will be completed within 45 days of written request of Tenant. Tenant may also elect, at its option, to perform such work subject to the relevant terms and conditions of Paragraph 5 of this Lease and to be reimbursed by Landlord upon completion of such work for the actual, reasonable out-of-pocket costs of Tenant of performing such work.

2. Landlord will complete the re-commissioning of the de-ionized water system within 15 days of written request by Tenant.

3. Landlord will complete any roof drainage issues required by Hopewell Township to be addressed within a reasonable time after being informed thereof by Hopewell Township.

                                    EXHIBIT D

        ADJUSTED RENTAL RATES AFTER DISBURSEMENT OF $2,000,000 ADDITIONAL
                          TENANT IMPROVEMENT ALLOWANCE


Lease Year                 Annual Base Rent        Rent P.S.F.         Monthly Base Rent         Sq. Ft. Rent Paid
----------                 ----------------        -----------         -----------------         -----------------
2-3                         $2,064,738.41             $27.17              $172,061.53                  76,000
4-6                         $2,178,738.41             $28.67              $181,561.53                  76,000
7-9                         $2,300,338.41             $30.27              $191,694.87                  76,000
10-Expiration               $2,429,538.41             $31.97              $202,461.53                  76,000


               The Monthly Base Rental in Lease Year Two will increase in the month that the $2,000,000 Additional T.I. Allowance is paid by Landlord to Tenant.

                                    EXHIBIT E

                              [LETTERHEAD OF BANK]



                     IRREVOCABLE LETTER OF CREDIT NO. ______



                                                   ______________________, 200__



[LANDLORD]
[LANDLORD'S ADDRESS]



Dear Sirs:

                  1. At the request and for the account of [TENANT], a corporation (the "Company"), we hereby establish in your favor our Irrevocable Letter of Credit No. ______ (the "Letter of Credit") in the amount of $______ (as more fully described below), effective immediately and expiring at 5:00 p.m. on ___________ 1, 2003 or, if such day is not a Business Day, on the next succeeding Business Day (the "Stated Expiration Date"), unless, at our option, we deliver to you a written amendment signed by an authorized signer (specifically referring to [BANK NAME] Irrevocable Letter of Credit No. ______") extending the Stated Expiration Date to the date set forth in such amendment, in which case this Letter of Credit shall expire on such extended Stated Expiration Date unless further extended, it being understood that we shall be under no obligation herein to grant any such extension. This Letter of Credit is subject to automatic termination as provided in paragraph 4 hereof.

                  2. We hereby irrevocably authorize you to draw on us in accordance with the terms and conditions hereinafter set forth, by one or more drafts on us, an aggregate amount not exceeding ______________________________ Dollars ($__________) (as reduced and reinstated from time to time in accordance with the provisions hereof, the "Letter of Credit Amount"). Funds under this Letter of Credit are available to you, at the time specified below, in one or more drawings by one or more of your drafts, each dated the date of its presentation and stating on its face: "Drawn under [BANK NAME] Irrevocable Letter of Credit No. ______", accompanied by your certificate in the form of Annex 1 attached hereto appropriately completed and executed (any such draft accompanied by such certificate being herein called a "Draft"). Each such draft and certificate shall be presented, at our office at [BANK NAME], [BANK STREET ADDRESS], [CITY], [STATE] [ZIP], Attention: Letter of Credit Department, or such other office of ours in [CITY], [STATE] that we hereafter designate by written notice to you. If we receive your Draft at such office, in conformity with the terms and conditions of this Letter of Credit, at or prior to 12:00 noon, on a Business Day, we will honor the same in accordance with your payment instructions by 12:00 noon on the Business

Day immediately following the Business Day on which you present to us your Draft and certificate; and if we receive your Draft at such office, in conformity with the terms and conditions of this Letter of Credit, after 12:00 noon, on a Business Day, we will honor the same in accordance with your payment instructions by 12:00 noon on the second Business Day immediately following the Business Day on which you present to us your Draft and certificate. As used herein the term "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banking institutions in [STATE] are required or authorized by law (including executive order) to close.

                  3. Each drawing honored by us hereunder shall reduce the Letter of Credit Amount by the amount of such drawing. No drawing hereunder honored by us shall exceed the Letter of Credit Amount at the time of such drawing, as the Letter of Credit Amount has been reduced and reinstated in accordance with the terms hereof. Following any drawing under this Letter of Credit, the Letter of Credit Amount shall be reinstated with respect to such drawing when and to the extent that we, at our option, upon the Company's request, otherwise advise you in writing that such reinstatement shall occur, it being understood that we shall have no obligation to grant any such reinstatement.

                  4. This Letter of Credit shall automatically terminate upon the first to occur of: (a) the Stated Expiration Date (as such date may have been extended) or (b) the date on which the final drawing available hereunder is honored. This Letter of Credit shall be promptly surrendered to us by you upon such termination.

                  5. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who you certify to us has succeeded to your interests under the Lease dated ________ __, 2002 between you and the Company (or such Lease as may hereafter be amended from time to time, the "Lease"), and may be successively transferred. Transfer of this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in the form of Annex 2 attached hereto appropriately completed and executed.

                  6. Only you (or a transferee permitted by the terms of this Letter of Credit) may make drawings under this Letter of Credit. Upon the payment to you or your account of the amount specified in a Draft drawn hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such Draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit with respect to such Draft.

                  7. This Letter of Credit sets forth in full the terms of our undertaking, and this undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, except only the Drafts and certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement, except such Drafts and certificates.

                  8. This Letter of Credit is subject to the provisions of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "UCP") other than
Article 54(e) thereof. This Letter of Credit shall be deemed issued under the laws of the State of [STATE] and shall, as to matters not governed by the UCP, be governed and construed in accordance with the laws of said state, without regard to principles of conflicts of law.

                                  Very truly yours,
                                  [BANK CAPS NAME]


                                  By:      _______________________________
                                  Title:   _______________________________

                              ANNEX 1 to BANK NAME
                        Irrevocable Letter of Credit No.



To:      BANK NAME
         BANK STREET ADDRESS
         [CITY], [STATE]  [ZIP]
         Attention: Letter of Credit Department

CERTIFICATE FOR DRAWING

                  The undersigned, a duly authorized agent of [LANDLORD], hereby certifies, with reference to Irrevocable Letter of Credit No. ______ (the "Letter of Credit") issued by [BANK NAME] (the "Bank") in favor of [LANDLORD] (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit), that:

                      1. This Certificate accompanies a draft in the amount of $__________ by which [LANDLORD] is making a drawing under the Letter of Credit pursuant to Section 36 of the Lease.

                      2. The amount of the draft accompanying this Certificate does not exceed the Letter of Credit Amount, as reduced and reinstated in accordance with the terms of the Letter of Credit.

                  IN WITNESS WHEREOF, [LANDLORD] has executed and delivered
this Certificate as of the      day of              , 200_.

                                   [LANDLORD]



                                   By:      ______________________________
                                   Name:    ______________________________
                                   Title:   ______________________________

                           ANNEX 2 to BANK NAME
                        Irrevocable Letter of Credit No.

                                                          ______________, 200_



To:      BANK NAME
         BANK STREET ADDRESS
         [CITY], [STATE]  [ZIP]
         Attention: Letter of Credit Department

Re:      [BANK NAME]
         Irrevocable Letter of Credit
         No.

Gentlemen:

                  For value received, the undersigned beneficiary hereby irrevocably transfers to:

                           (Name of Transferee)

                           (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety. Said transferee has succeeded to the interests of the undersigned under the Lease dated _______________ , 2002 between [LANDLORD] and [TENANT].

                  By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

                  The original of such Letter of Credit is returned herewith, and in accordance therewith we ask you to transfer the Letter of Credit to the transferee in the Letter of Credit Amount (as defined in the Letter of Credit).

                                    Very truly yours,

SIGNATURE AUTHENTICATED             [LANDLORD]


                                    By:     ________________________________

______________________________      Title:  ________________________________
(Authorized Signature)

                                    EXHIBIT F

                              OPTION PURCHASE PRICE

         During first Lease Year $13,050,000 plus unamortized amounts of the Tenant Improvement Allowance and the Additional T.I. Allowance actually received by Tenant.

         During second Lease Year $13,430,000 plus unamortized amounts of the Tenant Improvement Allowance and the Additional T.I. Allowance actually received by Tenant.

         During third Lease Year $13,750,000 plus unamortized amounts of the Tenant Improvement Allowance and the Additional T.I. Allowance actually received by Tenant.

         For purposes of this Exhibit F, unamortized amounts shall mean the principal balance of the Improvement Allowance or the Additional T.I. Allowance, as applicable, assuming that the same had been amortized at an interest rate of 12% per annum over an amortization term of ten years (from the date funded).

                                    EXHIBIT G

                     ENVIRONMENTAL INSURANCE SPECIMEN POLICY



                                   [ATTACHED]

                                    EXHIBIT H

                             TRAFFIC MANAGEMENT PLAN



                                   [ATTACHED]

                                    EXHIBIT I

                                  SECURED AREAS



                                   [ATTACHED]

                                    EXHIBIT J

                            FORM OF LEASE TERMINATION



                  THIS TERMINATION OF LEASE ("Termination") is made as of this ______ day of ______________, 20___, by and between ______________ ("Landlord")
and _________________ ("Tenant").

                  WHEREAS, [Townsend Property Trust Limited Partnership] [Landlord], as landlord, and [Lexicon Pharmaceuticals (New Jersey), Inc.] [Tenant], as tenant, entered into that certain Lease Agreement dated May __, 2002 (the "Lease") with respect to the Land described in Exhibit A hereto and the Building and other improvements thereon located at 350 Carter Road, Hopewell, New Jersey [EXPLAIN ANY LEASE ASSIGNMENTS OR AMENDMENTS HERE], which Lease is evidenced by a Memorandum of Lease dated May ___, 2002 and recorded in the Office of the Clerk of _________ County, New Jersey (the "Recorder's Office") in Book ___, Page ___ (the "Memorandum").

                  [SEE ARTICLE 33 REGARDING SURVIVAL OF CERTAIN RIGHTS]

                  WHEREAS, the Lease (including, but not limited to, the Purchase Option, Right of First Refusal and Expansion Right, as each such term is defined in the Lease) has terminated.

                  WHEREAS, this Termination is entered into for the purpose of setting forth upon the public record that the Lease (including, but not limited to, the Purchase Option, Right of First Refusal and Expansion Right, as each such term is defined in the Lease) is terminated and null and void and the Memorandum is of no further force and effect.

                  NOW THEREFORE, for good and valuable consideration, each to the other in hand paid, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. The Lease (including, but not limited to, the Purchase Option, Right of First Refusal and Expansion Right, as each such term is defined in the Lease) is hereby terminated and released and the Memorandum is of no further force or effect.

                  2. The parties hereto acknowledge that this Termination is intended to be recorded in the Recorder's Office.

                  IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the day and year first above written.

                               LANDLORD:

                                     [NAME OF LANDLORD]

                               By:
                                     ----------------------------------------
                                     Name:
                                     Title:


                                     TENANT:
                                     [NAME OF TENANT]


                               By:
                                     ----------------------------------------
                                     Name:
                                     Title:

STATE OF _______________

COUNTY OF ______________

                  I, the undersigned, a notary public in and for the county and state aforesaid, hereby certify that ___________________, the _______________ of _____________________, personally appeared before me, and that such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said company as such officer.

                  Given under my hand and official seal on _____________, 20___.


                                          ----------------------------------
                                          Notary Public

                                          My commission expires:  __________





STATE OF _______________

COUNTY OF ______________

                  I, the undersigned, a notary public in and for the county and state aforesaid, hereby certify that ________________, the ___________ of ______________________, personally appeared before me and that such officer, being authorized to do so, executed the foregoing instrument for purposes therein contained by signing the name of the corporation as such officer.

                  Given under my hand and official seal on _____________, 20___.


                                          ----------------------------------
                                          Notary Public

                                          My commission expires:  __________

                                    EXHIBIT K

                           FORM OF OPTION TERMINATION

                  THIS OPTION TERMINATION ("Termination") is made as of this ______ day of ______________, 20___, by and between ______________ ("Landlord")
and _________________ ("Tenant").

                  WHEREAS, [Townsend Property Trust Limited Partnership] [Landlord], as landlord, and [Lexicon Pharmaceuticals (New Jersey), Inc.] [Tenant], as tenant, entered into that certain Lease Agreement dated May __, 2002 (the "Lease") with respect to the Land described in Exhibit A hereto and the Building and other improvements thereon located at 350 Carter Road, Hopewell, New Jersey [EXPLAIN ANY LEASE ASSIGNMENTS OR AMENDMENTS HERE], which Lease is evidenced by a Memorandum of Lease dated May ___, 2002 and recorded in the Office of the Clerk of _________ County, New Jersey (the "Recorder's Office") in Book ___, Page ___ (the "Memorandum").

                  WHEREAS, the Lease includes a [Purchase Option] [Right of First Refusal] [Expansion Right] (as such term is defined in the Lease) in favor of Tenant (the "Right"), which right is referenced in the Memorandum.

                  WHEREAS, the Right has terminated.

                  WHEREAS, this Termination is entered into for the purpose of setting forth upon the public record that the Right is terminated and null and void.

                  NOW THEREFORE, for good and valuable consideration, each to the other in hand paid, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. The Right is hereby terminated and released and of no further force or effect.

                  2. The parties hereto acknowledge that this Termination is intended to be recorded in the Recorder's Office.

                  IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the day and year first above written.

                               LANDLORD:

                               [NAME OF LANDLORD]

                               By:
                                    ---------------------------------------
                                     Name:
                                     Title:


                               TENANT:
                               [NAME OF TENANT]


                               By:
                                     --------------------------------------
                                     Name:
                                     Title:

STATE OF _______________

COUNTY OF ______________

                  I, the undersigned, a notary public in and for the county and state aforesaid, hereby certify that ___________________, the _______________ of _____________________, personally appeared before me, and that such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said company as such officer.

                  Given under my hand and official seal on _____________, 20___.


                                          ----------------------------------
                                          Notary Public

                                          My commission expires:  __________





STATE OF _______________

COUNTY OF ______________

                  I, the undersigned, a notary public in and for the county and state aforesaid, hereby certify that ________________, the ___________ of ______________________, personally appeared before me and that such officer, being authorized to do so, executed the foregoing instrument for purposes therein contained by signing the name of the corporation as such officer.

                  Given under my hand and official seal on _____________, 20___.


                                          ----------------------------------
                                          Notary Public

                                          My commission expires:  __________

-----------------------------------------------------------------------------
Prepared by: (print signer's name below signature)   (FOR RECORDER'S USE ONLY)


-------------------------------------------------

-------------------------------------------------

Kathleen M. Sandone, Esquire
An Attorney-at-Law of the State of New Jersey
-------------------------------------------------


                               MEMORANDUM OF LEASE

     THIS MEMORANDUM OF LEASE is made and entered into by and between the parties hereto, to evidence their execution of a certain lease dated as of May 23, 2002 (the "Lease").

                                   WITNESSETH:

     1. LANDLORD. The name of the Landlord is TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership doing business in New Jersey as TPT LIMITED PARTNERSHIP ("Landlord"), whose address is c/o Townsend Capital, LLC, 210 West Pennsylvania Avenue, Suite 700, Towson, Maryland 21204.

     2. TENANT. The name of the Tenant is LEXICON PHARMACEUTICALS (NEW JERSEY), INC., a Delaware corporation ("Tenant"), whose address is 279
Princeton-Hightstown Road, East Windsor, New Jersey 08520.

     3. PREMISES. The "Premises" consist of approximately 19 acres of land shown as Lot 14.03 on the proposed subdivision plan attached hereto as Exhibit B (the "Land"), which is an unsubdivided portion of a larger tract of land consisting of approximately 190 acres described by metes and bounds in Exhibit A hereto (the "Business Campus"), along with the approximately 76,000 square foot office building located on the Land and known as the "Education Building," 350 Carter Road, Hopewell, New Jersey.

     4. LEASE TERM. The term of this Lease (the "Lease Term") commences on the date that is the earlier to occur of (a) the date the Landlord's Work (as defined in the Lease) is substantially complete (as defined in the Lease), or
(b) the date Tenant commences a Permitted Use (as defined in the Lease) from all or any portion of the Premises, and expires on the last day of the month in which the tenth (10th) anniversary of the Commencement Date falls, provided that if Tenant elects to receive the Additional T. I. Allowance (as defined in the Lease), the Lease Term shall be extended through the date that is the tenth anniversary of the date Landlord funds the Additional T. I. Allowance, subject to sooner termination as provided in the Lease or extension as provided in the Lease as described below.

     5. EXTENSION OPTIONS. Tenant has two (2) consecutive options to extend the Lease Term for five (5) years each.

     6. OPTION TO PURCHASE.

        (a) Tenant has the option to purchase (the "Purchase Option") the Premises during the period commencing on the Commencement Date and ending on the last day of the calendar month in which the third anniversary of the Commencement Date falls (the "Purchase Option Period"), but Tenant may not exercise the Purchase Option unless Final Approval (as defined in the Lease) has been obtained for the subdivision of the Premises from the balance of the Business Campus. The Purchase Option Period will be extended for a period commencing on the first day of the calendar month immediately following the calendar month in which the third anniversary of the Commencement Date falls and ending on the date that is one hundred twenty (120) days following such date if Tenant elects to file a subdivision plan for the subdivision of the Premises from the balance of the Business Campus as described in Subparagraph 1(e)(ii) of the Lease.

        (b) Conclusive evidence that the Purchase Option has terminated shall include an instrument (the "Option/Right Termination") in the form attached hereto as Exhibit D signed by Tenant and recorded in the Mercer County Recorded of Deeds Office (the "Recorder's Office") stating that the Purchase Option has been terminated. Tenant hereby unconditionally constitutes and appoints Landlord (and any transferee of Landlord's interest in the Premises) as its true and lawful attorney and agent for the sole purposes, except as otherwise set forth herein, of executing and recording the Option/Right Termination on Tenant's behalf upon the termination of the Purchase Option. Tenant acknowledges that the foregoing power granted to Landlord (and any transferee of Landlord's interest in the Premises) is coupled with an interest and shall not be revocable by Tenant in any manner or for any reason, including Tenant's dissolution, and any individual or entity may rely on this appointment.

     7. RIGHT OF FIRST REFUSAL.

        (a) Tenant has the right of first refusal ("Right of First Refusal") during the period (the "ROFR Period") commencing on the first day of the calendar month immediately following the calendar month in which the third anniversary of the Commencement Date falls and ending on the last day of the calendar month in which the tenth anniversary of the Commencement Date falls, with respect to any third party offer for the purchase of the Premises, or of property including the Premises, which Landlord intends to accept (not including a deed in lieu of foreclosure, a foreclosure sale, or sale by operation of law).

        (b) A sale or ground lease by Landlord of the Premises (or of a larger portion of the Business Campus including the Premises) which is consummated prior to the ROFR Period shall be expressly subject to Tenant's Right of First Refusal.

        (c) If Tenant fails pursuant to the terms and conditions of the Lease to purchase the Premises or a larger parcel including the Premises that is offered to Tenant pursuant to the terms of the Lease during the ROFR Period, then the Right of First Refusal shall terminate; provided, however, that in the event the property in question is a larger parcel including the Premises, the Right of First Refusal with respect to the Premises shall survive the sale of such larger parcel and be binding on the purchaser of such larger parcel for the balance of the ROFR Period.

        (d) Conclusive evidence that the Right of First Refusal has terminated shall include an Option/Right Termination in the form attached hereto as Exhibit D signed by Tenant and recorded in the Recorder's Office stating that the Right of First Refusal has been terminated. Tenant hereby unconditionally constitutes and appoints Landlord (and any transferee of Landlord's interest in the Premises) as its true and lawful attorney and agent for the sole purpose, except as otherwise set forth herein, of executing and recording the Option/Right Termination on Tenant's behalf upon the termination of the Right of First Refusal. Tenant acknowledges that the foregoing power granted to Landlord (and any transferee of Landlord's interest in the Premises) is coupled with an interest and shall not be revocable by Tenant in any manner or for any reason, including Tenant's dissolution, and any individual or entity may rely on this appointment.

      8. EXPANSION RIGHT.

        (a) Tenant has the following rights under the Lease (collectively, the "Expansion Right"):

            (i) During the period commencing on the Commencement Date and ending on the last day of the calendar month in which the fifth anniversary of the Commencement Date falls, Landlord agrees to reserve sufficient "floor area ratio" (as such term is used in Hopewell Township's land use and development ordinances) ("FAR") on the portion of the Business Campus shown on Exhibit B hereto as Lot 14.04 (the "Expansion Parcel") in order to develop one or more buildings (the "Expansion Building(s)") for Tenant, and Landlord agrees during such time period, upon written notice from Tenant, to negotiate in good faith, the development, and leasing by Tenant, of the Expansion Building(s). During the portion of such period commencing on the Commencement Date and ending on the last day of the calendar month in which the third anniversary of the Commencement Date falls, Landlord's obligation to reserve FAR and to negotiate in good faith the development, and leasing by Tenant, of the Expansion Building(s) on the Expansion Parcel shall be limited to 150,000 rentable square feet in the aggregate. During the portion of such period commencing on the third anniversary of the Commencement Date and ending on the last day of the calendar month in which the fifth anniversary of the Commencement Date falls, Landlord's obligation to reserve FAR and to negotiate in good faith the development, and leasing by Tenant, of the Expansion Building(s) on the Expansion Parcel shall be limited to 100,000 rentable square feet in the aggregate.

            (ii) If Landlord and Tenant conduct a negotiation with respect to the development of Expansion Building(s) during the period commencing on the Commencement Date and ending on the last day of the calendar month in which the fifth anniversary of the Commencement Date falls and, notwithstanding the good faith attempts of the parties to reach agreement, (1) no agreement is reached and negotiations are terminated by either party (the date of the termination being referred to herein as the "Negotiation Termination Date"), or (2) no agreement is reached by the last day of such period; or (3) Tenant does not request in writing to Landlord to negotiate with respect to the development, and leasing by Tenant, of an Expansion Building prior to the end of the last day of such period, then, effective upon the earlier of the Negotiation Termination Date or the last day of such period, Tenant shall have no further right to require Landlord to negotiate for the development, and leasing by Tenant, of an Expansion Building; provided, however, that for the balance of the Lease Term, Landlord shall notify Tenant prior to developing the last available 100,000 RSF of FAR for the Expansion Parcel and Tenant shall have the right, within ten (10) business days of receiving said notice, to notify Landlord in writing ("Tenant's Negotiation Notice") that Tenant desires to negotiate in good faith with Landlord for the development, and lease by Tenant, of an Expansion Building not to exceed 100,000 RSF, and if Tenant so notifies Landlord, Landlord and Tenant shall promptly commence good faith negotiations regarding the terms of such development and leasing; and if, notwithstanding the good faith efforts of Landlord and Tenant, (A) no such agreement is reached and negotiations are terminated by either party, or (B) no such agreement is reached on or before the date which is forty five (45) days from the date Landlord receives Tenant's Negotiation Notice, then Tenant's Expansion Right shall expire and be null and void and Tenant shall have no further Expansion Right under the Lease.

        (b) A sale or ground lease by Landlord of the Expansion Parcel (or of a larger portion of the Business Campus including the Expansion Parcel) which is consummated during the Lease Term while the Expansion Right is still effective shall be expressly subject to Tenant's Expansion Right.

        (c) Conclusive evidence that Tenant's Expansion Right has terminated shall include an Option/Right Termination in the form attached hereto as Exhibit D signed by Tenant and recorded in the Recorder's Office stating that Tenant's Expansion Right has been terminated. Tenant hereby unconditionally constitutes and appoints Landlord (and any transferee of Landlord's interest in the Expansion Parcel) as its true and lawful attorney and agent for the sole purpose, except as otherwise set forth herein, of executing and recording the Option/Right Termination on Tenant's behalf upon the termination of Tenant's Expansion Right. Tenant acknowledges that the foregoing power granted to Landlord (and any transferee of Landlord's interest in the Expansion Parcel) is coupled with an interest and shall not be revocable by Tenant in any manner or for any reason, including Tenant's dissolution, and any individual or entity may rely on this appointment.

     9. UTILITY SERVICE.

        (a) Landlord is obligated under the terms of the Lease to operate, maintain, repair and replace certain Utility Facilities (as defined in the Lease) in order to supply the Premises with utility services until such time as, with respect to each particular type of such utility service, such utility service is provided directly to the Premises by the local utility or municipality or a private utility company, and subject to Tenant's obligation to pay its pro rata cost of such utility service as set forth in the Lease (collectively, "Tenant's Utility Rights/Obligations").

        (b) Certain of the Utility Facilities are located on the Premises and certain of the Utility Facilities are located on other portions of the Business Campus off the Premises. A sale or ground lease by Landlord of the Land or any other portion of the Business Campus that includes any Utility Facilities serving the Premises shall be expressly subject to Tenant's Utility Rights/Obligations, and the parties to any such transaction shall execute and record the Utility Easement (as defined in the Lease).

    10. PARKING RIGHTS.

        (a) During the Lease Term, including any extensions thereof, Tenant has the right to use the parking lot located on the east side of the Business Campus (but not on the Premises) as identified on Exhibit B attached hereto (the "Parking Lot"), until such time (if any) that the Parking Lot is replaced by the Replacement Lot (as defined in the Lease), at which time Tenant shall have the exclusive right to use the Replacement Lot and no further right to use the Parking Lot. Tenant's rights and obligations under the Lease with respect to the Parking Lot and Replacement Lot shall be referred to herein as "Tenant's Parking Rights/Obligations."

        (b) A sale of ground lease by Landlord of all or any portion of the Business Campus that includes the Parking Lot or Replacement Lot shall expressly be subject to Tenant's Parking Rights/Obligations with respect thereto including, but not limited to, the obligations of the parties to such transaction to execute and record the Parking Easement (as defined in the Lease).

    11. TERMINATION. This Memorandum of Lease shall terminate and cease to be effective upon the termination of the Lease. Conclusive evidence that the Lease has terminated shall include an instrument in the form attached hereto as Exhibit C (the "Termination Notice") signed by Tenant and recorded with the Recorder's Office stating that the Lease has been terminated. Upon termination of this Lease, the Purchase Option, Right of First Refusal and Tenant's Expansion Right shall each automatically terminate. Notwithstanding the foregoing, a termination of the Lease in connection with the purchase of the Premises pursuant to the Purchase Option or Right of First Refusal by Lexicon Pharmaceuticals (New Jersey), Inc., or an Affiliated Entity (as defined in the Lease) or a Permitted Assignee (as defined in the Lease) of Lexicon Pharmaceuticals (New Jersey), Inc. shall not extinguish the Expansion Right (to the extent still effective under the terms of the Lease at the time of such purchase of the Premises) and the Expansion Right (to the extent still effective under the terms of the Lease at the time of such purchase of the Premises) shall continue to bind the Expansion Parcel and such purchaser pursuant to the terms of the Lease following such purchase and termination of the Lease for so long as the Premises is owned by Lexicon Pharmaceuticals (New Jersey), Inc., or an Affiliated Entity (as defined in the Lease) or a Permitted Assignee (as defined in the Lease) of Lexicon Pharmaceuticals (New Jersey), Inc. Tenant hereby unconditionally constitutes and appoints Landlord (and any transferee of Landlord's interest in the Lease) as its true and lawful attorney and agent for the sole purpose, except as otherwise set forth herein, of executing and recording the Termination Notice on Tenant's behalf upon the termination of the Lease. Tenant acknowledges that the foregoing power granted to Landlord (and any transferee of Landlord's interest in the Lease) is coupled with an interest and shall not be revocable by Tenant in any manner or for any reason, including Tenant's dissolution, and any individual or entity may rely on this appointment.

    12. INCORPORATION OF LEASE. Reference is made to the Lease for the remaining terms and provisions thereof, all of which are incorporated herein by reference.

    13. COUNTERPARTS. This Memorandum of Lease may be signed in one or more counterparts, all of which when taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the 23rd day of May, 2002.

                         LANDLORD:

                         TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, DOING BUSINESS IN NEW JERSEY AS TPT LIMITED PARTNERSHIP

                         By: DWT A II, LLC, ITS GENERAL PARTNER

                         By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                         TENANT:

                         LEXICON PHARMACEUTICALS (NEW JERSEY), INC.


                         By:
                                  -----------------------------------------
                                  Name:
                                  Title:

STATE OF MARYLAND

COUNTY OF ______________

                  I, the undersigned, a notary public in and for the county and state aforesaid, hereby certify that ___________________, the _______________ of DWT A II, LLC, general partner of Townsend Property Trust Limited Partnership, personally appeared before me, and that such member, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said company as general partner of said partnership as such member.

                  Given under my hand and official seal on _____________, 2002.


                                          ----------------------------------
                                          Notary Public

My commission expires:  __________





STATE OF NEW JERSEY

COUNTY OF ______________

                  I, the undersigned, a notary public in and for the county and state aforesaid, hereby certify that ________________, the ___________ of Lexicon Pharmaceuticals (New Jersey), Inc., personally appeared before me and that such officer, being authorized to do so, executed the foregoing instrument for purposes therein contained by signing the name of the corporation as such officer.

                  Given under my hand and official seal on _____________, 2002.


                                          ----------------------------------
                                          Notary Public

My commission expires:  __________





Mail to: Mark S. DePillis, Esquire
         Ballard Spahr Andrews & Ingersoll, LLP
         1735 Market Street, 51st Floor
         Philadelphia, Pennsylvania  19103

                                   EXHIBIT C

                        FORM OF LEASE TERMINATION NOTICE

                  THIS TERMINATION OF LEASE ("Termination") is made as of this ______ day of ______________, 20___, by and between ______________ ("Landlord")
and _________________ ("Tenant").

                  WHEREAS, [Townsend Property Trust Limited Partnership] [Landlord], as landlord, and [Lexicon Pharmaceuticals (New Jersey), Inc.] [Tenant], as tenant, entered into that certain Lease Agreement dated May __, 2002 (the "Lease") with respect to the Land described in Exhibit A hereto and the Building and other improvements thereon located at 350 Carter Road, Hopewell, New Jersey [explain any lease assignments or amendments here], which Lease is evidenced by a Memorandum of Lease dated May ___, 2002 and recorded in the Office of the Clerk of _________ County, New Jersey (the "Recorder's Office") in Book ___, Page ___ (the "Memorandum").

                  [See Article 33 regarding survival of certain rights]

                  WHEREAS, the Lease (including, but not limited to, the Purchase Option, Right of First Refusal and Expansion Right, as each such term is defined in the Lease) has terminated.

                  WHEREAS, this Termination is entered into for the purpose of setting forth upon the public record that the Lease (including, but not limited to, the Purchase Option, Right of First Refusal and Expansion Right, as each such term is defined in the Lease) is terminated and null and void and the Memorandum is of no further force and effect.

                  NOW THEREFORE, for good and valuable consideration, each to the other in hand paid, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. The Lease (including, but not limited to, the Purchase Option, Right of First Refusal and Expansion Right, as each such term is defined in the Lease) is hereby terminated and released and the Memorandum is of no further force or effect.

                  2. The parties hereto acknowledge that this Termination is intended to be recorded in the Recorder's Office.

                  IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the day and year first above written.

                               LANDLORD:

                               [NAME OF LANDLORD]

                               By:
                                        -----------------------------------
                               Name:
                               Title:


                               TENANT:

                               [NAME OF TENANT]


                               By:
                                        -----------------------------------
                               Name:
                               Title:

STATE OF _______________

COUNTY OF ______________

                  I, the undersigned, a notary public in and for the county and state aforesaid, hereby certify that ___________________, the _______________ of _____________________, personally appeared before me, and that such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said company as such officer.

                  Given under my hand and official seal on _____________, 20___.


                                          ----------------------------------
                                          Notary Public
                                          My commission expires:  __________


STATE OF _______________

COUNTY OF ______________

                  I, the undersigned, a notary public in and for the county and state aforesaid, hereby certify that ________________, the ___________ of ______________________, personally appeared before me and that such officer, being authorized to do so, executed the foregoing instrument for purposes therein contained by signing the name of the corporation as such officer.

                  Given under my hand and official seal on _____________, 20___.


                                          ----------------------------------
                                          Notary Public
                                          My commission expires:  __________

                                    EXHIBIT D

                        FORM OF OPTION/RIGHT TERMINATION

                  THIS OPTION TERMINATION ("Termination") is made as of this ______ day of ______________, 20___, by and between ______________ ("Landlord")
and _________________ ("Tenant").

                  WHEREAS, [Townsend Property Trust Limited Partnership] [Landlord], as landlord, and [Lexicon Pharmaceuticals (New Jersey), Inc.] [Tenant], as tenant, entered into that certain Lease Agreement dated May __, 2002 (the "Lease") with respect to the Land described in Exhibit A hereto and the Building and other improvements thereon located at 350 Carter Road, Hopewell, New Jersey [explain any lease assignments or amendments here], which Lease is evidenced by a Memorandum of Lease dated May ___, 2002 and recorded in the Office of the Clerk of _________ County, New Jersey (the "Recorder's Office") in Book ___, Page ___ (the "Memorandum").

                  WHEREAS, the Lease includes a [Purchase Option] [Right of First Refusal] [Expansion Right] (as such term is defined in the Lease) in favor of Tenant (the "Right"), which right is referenced in the Memorandum.

                  WHEREAS, the Right has terminated.

                  WHEREAS, this Termination is entered into for the purpose of setting forth upon the public record that the Right is terminated and null and void.

                  NOW THEREFORE, for good and valuable consideration, each to the other in hand paid, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1.The Right is hereby terminated and released and of no further force or effect.

                  2.The parties hereto acknowledge that this Termination is intended to be recorded in the Recorder's Office.

                  IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the day and year first above written.

                               LANDLORD:

                               [NAME OF LANDLORD]

                               By:
                                        ------------------------------------
                               Name:
                               Title:


                               TENANT:

                               [NAME OF TENANT]


                               By:
                                        ------------------------------------
                               Name:
                               Title:

STATE OF _______________

COUNTY OF ______________

                  I, the undersigned, a notary public in and for the county and state aforesaid, hereby certify that ___________________, the _______________ of _____________________, personally appeared before me, and that such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said company as such officer.

                  Given under my hand and official seal on _____________, 20___.


                                          ----------------------------------
                                          Notary Public
                                          My commission expires:  __________



STATE OF _______________

COUNTY OF ______________

                  I, the undersigned, a notary public in and for the county and state aforesaid, hereby certify that ________________, the ___________ of ______________________, personally appeared before me and that such officer, being authorized to do so, executed the foregoing instrument for purposes therein contained by signing the name of the corporation as such officer.

                  Given under my hand and official seal on _____________, 20___.


                                          ----------------------------------
                                          Notary Public
                                          My commission expires:  __________

             SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT


     THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement") is entered into as of May 23, 2002 (the "Effective Date") by and between CDC MORTGAGE CAPITAL INC., a New York corporation (the "Mortgagee") and LEXICON PHARMACEUTICALS (NEW JERSEY), INC., a Delaware corporation (hereinafter, collectively the "Tenant"), with reference to the following facts:

     A. TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership doing business in New Jersey as TPT LIMITED PARTNERSHIP, whose address is 210 West Pennsylvania Avenue, Suite 700, Towson, Maryland 21204 (the "Landlord") owns fee simple title or a leasehold interest in the real property described in Exhibit "A" attached hereto (the "Property").

     B. Mortgagee has made a loan to Landlord in the original principal amount of Two Hundred Thirty-One Million Seven Hundred Thirty-Five Thousand and No/100 Dollars ($231,735,000.00) (the "Loan").

     C. To secure the Loan, Landlord has encumbered the Property by entering into that certain Mortgage dated April 19, 2000 in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the "Mortgage") recorded in the Office of the Clerk of Monmouth County, New Jersey.

     D. Pursuant to the Lease dated May 23, 2002 (the "Lease"), Landlord demised to Tenant a portion of the Property consisting of the following (the "Leased Premises"): the approximately 19 acre parcel of land shown on the Site Plan attached hereto as Exhibit "B" with the approximately 76,000 square foot building and other improvements located thereon.

     E. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.

     NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1. Definitions. The following terms shall have the following meanings for purposes of this Agreement.

     a. Foreclosure Event. A "Foreclosure Event" means: (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Successor Landlord becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord's interest in the Property in lieu of any of the foregoing.

     b. Former Landlord. A "Former Landlord" means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

     c. Offset Right. An "Offset Right" means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord's breach or default under the Lease.

     d. Rent. The "Rent" means any fixed rent, base rent or additional rent under the Lease.

     e. Successor Landlord. A "Successor Landlord" means any party that becomes owner of the Property as the result of a Foreclosure Event.

     f. Termination Right. A "Termination Right" means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord's breach or default under the Lease.

     g. Other Capitalized Terms. If any capitalized term is used in this Agreement and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.

2. Subordination. Subject to Article 3 hereof, the Lease, as the same may hereafter be modified, amended or extended, shall be, and shall at all times remain, subject and subordinate to the terms, conditions and provisions of the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.

3.   Nondisturbance, Recognition and Attornment.

     a. No Exercise of Mortgage Remedies Against Tenant. So long as the Tenant is not in default under this Agreement or under the Lease, beyond any applicable grace or cure periods (an "Event of Default"), Mortgagee (i) shall not terminate or disturb Tenant's possession of the Leased Premises or any other material rights or privileges of Tenant under the Lease, except in accordance with the terms of the Lease and (ii) shall not name or join Tenant as a defendant in any exercise of Mortgagee's rights and remedies arising upon a default under the Mortgage or in any Foreclosure Event unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant's rights under the Lease or this Agreement in such action, provided that Mortgagee pays for Tenant's actual, out-of-pocket, reasonable costs of defense.

     b. Recognition and Attornment. Upon Successor Landlord taking title to the Property (i) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (ii) Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement; and (iii) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant. Tenant hereby acknowledges notice that pursuant to the Mortgage and assignment of rents, leases and profits, Landlord has granted to the Mortgagee an absolute, present assignment of the Lease and Rents which provides that Tenant continue making payments of Rents and other amounts owed by Tenant under the Lease to the Landlord and to recognize the rights of Landlord under the Lease until notified otherwise in writing by the Mortgagee. After receipt of such notice from Mortgagee, the Tenant shall thereafter make all such payments directly to the Mortgagee or as the Mortgagee may otherwise direct, without any further inquiry on the part of the Tenant, provided that all such payments received by Mortgagee (or other party as directed by Mortgagee) shall be credited against Tenant's rent and other obligations under the Lease. Landlord consents to the foregoing and waives any right, claim or demand which Landlord may have against Tenant by reason of such payments to Mortgagee or as Mortgagee directs.

     c. Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) days of such request.

4. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

     a. Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit either (i) Tenant's right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (ii) Successor Landlord's obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord's obligations as landlord under the Lease.

     b. Prepayments. Except for the payment of Rent for the second full calendar month of the Term of the Lease which is due upon execution of the Lease, any payment of Rent that Tenant may have made to Former Landlord more than thirty
(30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

     c. Payment; Security Deposit; Work. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant (other than the Tenant Improvement Allowance), unless such sums, if any, shall have been actually delivered to Mortgagee by way of an assumption of escrow accounts or otherwise, provided, however, that if Successor Landlord does not fund the Additional T.I. Allowance to Tenant, the Annual Base Rental shall not increase as described in Paragraph 5(h) and Exhibit D of the Lease; (ii) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee; (iii) to commence or complete any initial construction of improvements in the Leased Premises or any expansion or rehabilitation of existing improvements thereon; or (iv) arising from representations and warranties related to Former Landlord unless such obligation arising from any such representation or warranty is continuing.

     d. Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee's written consent and except for assignments or subleases made in strict conformance with the applicable provisions of the Lease.

     e. Surrender, Etc. Any negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease or agreed to in writing by Mortgagee or Successor Landlord.

5. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, Successor Landlord's obligations and liability under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in the Leased Premises from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord's interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the "Successor Landlord's Interest"). Tenant shall look exclusively to Successor Landlord's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6. Mortgagee's Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Offset Right or Termination
Right:

     a. Notice to Mortgagee. Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the "Default Notice") and, thereafter, the opportunity to cure such breach or default as provided for below.

     b. Mortgagee's Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of 30 days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing. In addition, unless Tenant notifies Mortgagee that Tenant intends to exercise its rights to self help under Paragraph 10(m) of the Lease, as to any breach or default by Landlord the cure of which requires possession and control of the Property, provided that Mortgagee undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee's cure period shall continue for such additional time not to exceed 180 days (the "Extended Cure Period") as Mortgagee may reasonably require to either: (i) obtain possession and control of the Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.   Miscellaneous.

     a. Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested or by telefax transmission, with the original machine-generated transmit confirmation report as evidence of transmission. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited; however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. on a business day, in which case it shall be deemed effective at 9:00 a.m. on the next business day. For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:

         i.  If to the Mortgagee, at:

             CDC Mortgage Capital Inc.
             9 West 57th Street, 36th Floor
             New York, New York 10019
             Attention: Real Estate Administration (Gary DiGiuseppe)

             Telecopy No.: 212-891-6263

         ii. If to the Tenant, at:

             Prior to the Commencement Date under the Lease:

             Lexicon Pharmaceuticals (New Jersey), Inc.
             279 Princeton-Hightstown Road
             East Windsor, New Jersey 08520

             Telecopy No.: 281-863-8088

             After the Commencement Date under the Lease:

             Lexicon Pharmaceuticals (New Jersey), Inc.
             350 Carter Road
             Princeton, New Jersey 08540

             Telecopy No.: 281-863-8088

             with copies to:

             Steven M. Cohen, Esquire
             Morgan Lewis & Bockius, LLP
             1701 Market Street
             Philadelphia PA  19103

             Telecopy No.: 215-963-5299

             and

             Lexicon Genetics Incorporated
             8800 Technology Forest Place
             The Woodlands, Texas 77393-2167
             Attention:  General Counsel

             Telecopy No.: 281-863-8088

         b. Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

         c. Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

         d. Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

         e. Mortgagee's Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee as Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

         f. Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State's principles of conflict of laws.

         g. Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

         h. Due Authorization. Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

         i. Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Mortgagee and Tenant have caused this Agreement to be executed as of the date first above written.

ATTEST:                              MORTGAGEE:
                                     ---------

                                     CDC MORTGAGE CAPITAL INC.,
                                     a New York corporation

                                     By:
-------------------------------          ------------------------------
Name:                                    Name:
Title:                                   Title:


                                     TENANT:
                                     ------

                                     LEXICON PHARMACEUTICALS (NEW JERSEY), INC., a Delaware Corporation

                                     By:
-------------------------------          ------------------------------
Name:                                    Name:
Title:                                   Title:

                               LANDLORD'S CONSENT


         Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord's request. The foregoing Agreement shall not alter, waive or diminish any of Landlord's obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

                               LANDLORD:
                               --------

                               TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, doing business in new Jersey as TPT LIMITED PARTNERSHIP

                               By:  DWT A II, LLC, its general partner


                               By:
                                    ----------------------------------------
                                    Name:
                                    Title:

Dated: May 23, 2002

                           MORTGAGEE'S ACKNOWLEDGMENT

STATE OF _______________________     :
                                     : SS
COUNTY OF ______________________     :


         On this, the __ day of _______________, 2002, before me a Notary Public in and for the State of ________________, the undersigned officer, personally appeared ________________ ______________________ , who acknowledged himself/herself to be a _________________________________ of CDC Mortgage
Capital Inc., a New York corporation, and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

         I certify that I am not an officer or director of the above-named bank, banking institution or trust company. [STRIKE IF INAPPLICABLE]

         In witness whereof, I hereunto set my hand and official seal.


                                                                  [SEAL]
                                    Notary Public


My Commission Expires:




_______________________________

                             TENANT'S ACKNOWLEDGMENT

STATE OF _______________________      :
                                      : SS
COUNTY OF ______________________      :


         On this, the __ day of _______________, 2002, before me a Notary Public in and for the State of ________________, the undersigned officer, personally appeared ________________ ______________________ , who acknowledged that he/she is the ______________________ of Lexicon Pharmaceuticals (New Jersey), Inc., a Delaware corporation, and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

         In witness whereof, I hereunto set my hand and official seal.


                                                                  [SEAL]
                               Notary Public in and for the State of __________

My Commission Expires:




_______________________________

                                LIST OF EXHIBITS

         If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit "A" - Legal Description of the Land

Exhibit "B" - Site Plan Showing the Leased Premises

                            CONFIDENTIALITY AGREEMENT


         THIS CONFIDENTIALITY AGREEMENT (this "Agreement") is entered into effective as of May 23, 2002 (the "Effective Date") by and between LEXICON PHARMACEUTICALS (NEW JERSEY), INC., a Delaware corporation ("LexPharma"), LEXICON GENETICS INCORPORATED, a Delaware corporation ("Lexicon"), and TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership doing business in New Jersey as "TPT Limited Partnership" ("Townsend").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Townsend and LexPharma have entered into a lease of even date herewith (the "Lease") pursuant to which LexPharma leases from Townsend that certain building known as 350 Carter Road, Hopewell, New Jersey and certain surrounding real estate (the "Premises");

         WHEREAS, in connection with the entry onto the Premises in connection with the exercise of its rights, and performance of its duties, under the Lease, Townsend may become aware of Confidential Information (hereinafter defined); and

         WHEREAS, in consideration of LexPharma's execution of the Lease and in recognition of the confidential and proprietary nature of the Confidential Information, Townsend agrees to treat such Confidential Information in the manner provided by this Agreement.

         NOW THEREFORE, the parties hereby agree as follows:

         1. Definition of Confidential Information. "Confidential Information" is information (including, without limitation, technology, know-how, trade secrets, formulas, processes, ideas, inventions (whether or not patentable), biological, chemical and other materials of LexPharma and/or Lexicon, research data and other technical information of LexPharma and/or Lexicon, as well as business and financial information, analyses, studies and data of LexPharma and/or Lexicon) which is (i) clearly marked as "confidential" (or words of similar meaning), or (ii) if disclosed orally, summarized in writing marked as "confidential" (or words of similar meaning) by Lexicon or LexPharma, as the case may be, in a written notice to Townsend within thirty (30) days following such disclosure, provided that such orally disclosed information shall not be considered "Confidential Information" hereunder until Townsend receives such notice that such information is confidential; provided, further that if at the time of such oral disclosure Townsend is also orally notified that the information is confidential, then at such time as Townsend receives the written notice, such information shall be considered Confidential Information as of the date Townsend became aware of such information.

         2. Treatment of Confidential Information. Townsend agrees (a) to hold the Confidential Information in strict confidence and to take reasonable precautions to protect such Confidential Information (including, without limitation, all precautions Townsend normally employs with respect to its own confidential information), (b) not to divulge any such Confidential Information or any information derived therefrom to any third person, (c) not to make any use whatsoever at any time of such Confidential Information, (d) not to derive any commercial benefit (whether direct or indirect) from such Confidential Information, and (e) not to copy or reverse engineer any such Confidential Information. Any employee, agent, contractor, invitee or Affiliate of Townsend given access to any such Confidential Information shall be similarly bound. Without granting any right or license, Lexicon or LexPharma, as the case may be, agrees that the foregoing provisions shall not apply



                                               Townsend-LexPharma Hopewell Lease
                                                       Confidentiality Agreement
with respect to any information that Townsend can reasonably document (i) is or hereafter becomes (through no improper action or inaction by Townsend or any Affiliate, agent, consultant or employee) generally available to the public,
(ii) was in Townsend's possession or known by it prior to the date hereof, (iii) was or hereafter is rightfully disclosed to Townsend by a third party without restriction, or (iv) is hereafter independently developed by employees of Townsend provided that such employees have not had access to or knowledge of Confidential Information disclosed hereunder. Confidential Information disclosed hereunder shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in the possession of Townsend. Townsend may make disclosures required by court order, but Townsend shall use diligent efforts to limit such disclosure(s) and to obtain confidential treatment or a protective order and shall allow Lexicon or LexPharma, as the case may be, to participate in the proceeding. LexPharma and/or Lexicon (as the case may be) shall use commercially reasonable efforts to conceal Confidential Information when Townsend or its employees, agents, contractors or invitees are on the Premises; provided that LexPharma or Lexicon (as the case may be) has had reasonable notice prior to such parties' arrival on the Premises.

         3. Return of Confidential Information. Immediately upon a request by Lexicon or LexPharma, as the case may be, at any time, Townsend will turn over to Lexicon or LexPharma, as the case may be, all Confidential Information and all documents or media containing any such Confidential Information and any and all copies or extracts thereof. Townsend understands that nothing herein requires the disclosure of any Confidential Information of Lexicon or LexPharma, as the case may be.

         4. Intentionally Deleted.

         5. Remedies for Breach. Townsend acknowledges and agrees that due to the unique nature of the Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow Townsend or third parties to unfairly compete with Lexicon or LexPharma, as the case may be, and therefore, that upon any such breach or any threat thereof, Lexicon or LexPharma, as the case may be, shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law. Townsend will notify Lexicon in writing immediately upon the occurrence of any such unauthorized release or other breach of which it becomes aware.

         6. Validity. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future state or federal laws or rules and regulations promulgated thereunder effective during the term hereof, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         7. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without regard to the conflicts of law provisions thereof, and the federal and state courts of the State of New Jersey shall have exclusive jurisdiction with respect to any claims or disputes arising between the parties with regard to any matters related to this Agreement.

         8. Entire Agreement; Amendment. This Agreement supersedes all prior discussions and writings and constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right will be deemed a waiver.




                                               Townsend-LexPharma Hopewell Lease
                                                       Confidentiality Agreement

         9. Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed to be an original instrument, and all of which together will constitute one and the same Agreement.

         10. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto.

         11. Term. Without granting any right or license, this Agreement and the obligations of the parties with respect to Confidential Information hereunder will terminate on the fifth anniversary of the Effective Date set forth above.

         12. Definition of Affiliate. The term "Affiliate" shall mean, with respect to a party, any corporation or business entity that, directly or indirectly, controls, is controlled by, or is under common control with a party. For the purposes of this definition, "control" means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a corporation or business entity, whether through the ownership of voting securities, by contract, or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                             LEXICON PHARMACEUTICALS
                             (NEW JERSEY), INC.


                             By:
                                  ------------------------------------------
                             Name:    Alan Main
                             Title:   Senior Vice President


                             LEXICON GENETICS INCORPORATED


                             By:
                                  ------------------------------------------
                             Name:    Jeff Wade
                             Title:   Executive Vice President and
                                      General Counsel


                             TOWNSEND PROPERTY TRUST LIMITED
                             PARTNERSHIP


                             By:
                                --------------------------------------------
                             Name:
                                  ------------------------------------------
                             Title:
                                   -----------------------------------------

                                               Townsend-LexPharma Hopewell Lease
                                                       Confidentiality Agreement

                                      -3-